Exhibit 10.23

OFFICE BUILDING LEASE

One Twelfth @ Twelfth

Bellevue, Washington
Basic Lease Information Sheet

1.	Date of Lease	August 4, 2015

2.	Tenant:	OMINTO, INC., a Nevada corporation

3.	Tenant’s Address Prior to Occupancy:

4.	Tenant’s Address After Occupancy:	West Building 1110 112th Avenue NE, Suite 350 Bellevue, WA 98004

5.	Landlord:	112th Bellevue Associates, LLC

6.	Landlord’s Address:	c/o KG Investment Management LLC 1110 112th Avenue NE, Suite 310 Bellevue, WA 98004

7.	Premises:	Suite No. 350

8.	Net Rentable Area/Tenant’s Proportionate Share:	Net Rentable Area: Three Thousand Ninety-seven (3,097) square feet Tenant's Proportionate Share of Building: 2.31% Tenant's Proportionate Share of Project: 0.64%

9.	Term Commencement Date:	Upon delivery of possession in the condition required hereunder, estimated for August 15, 2015

10.	Term:	Thirty-nine (39) months

11.	Base Rent:	Time Period	Annual Base Rent Rate per square foot of Net Rentable Area
		Months 1-12	Twenty-three and 00/100 Dollars ($23.00)*
		Months 13-24	Twenty-four and 00/100 Dollars ($24.00)
		Months 25-36	Twenty-five and 00/100 Dollars ($25.00)
		Months 37-39	Twenty-six and 00/100 Dollars ($26.00)
* Subject to abatement for Months 1-3, as provided in Section 2.6(b)

12.	Security Deposit:	$46,000, plus prepaid rent of $8,687.09

13.	Parking:	Nine (9) parking passes

14.	Tenant Improvement Allowance:	$25.00 per square foot of Net Rentable Area in the Premises, to be allocated as provided in Exhibit C

15.	Broker(s):	Broderick Group represents Landlord CBRE, Inc. represents Tenant

/s/ Ivan Braiker/7-30-15	/s/ Jay Fisher/8/4/15
Tenant’s Initials/Date	Landlord's Initials/Date

6.10	Entry for Repairs, Inspection, Posting Notices, Etc	13
6.11	No Nuisance	13
6.12	Rules and Regulations	13
6.13	Surrender of Premises On Termination	13
6.14	Corporate Authority	14
6.15	Utilities	14
6.16	Wi-Fi Network	14

ARTICLE 7 Hazardous Materials		14

7.1	Definitions	14
7.2	General Prohibition	15
7.3	Indemnification	15
7.4	Obligation to Remediate	15
7.5	Survival	15

ARTICLE 8 Assignment or Sublease		16

8.1	Consent Required	16
8.2	Landlord's Options	17
8.3	Minimum Rental; Division of Excess Rent	17
8.4	Tenant Not Released	17
8.5	Written Agreement	17
8.6	Conditions	17
8.7	Expenses	18
8.8	No Restriction on Landlord	18
8.9	No Leasehold Financing	18

ARTICLE 9 Condition and Operation of the Project		18

9.1	No Warranty	18
9.2	Project Alterations	18

ARTICLE 10 Lender Rights		19

10.1	Subordination and Attornment.	19
10.2	REAs	19
10.3	Estoppel Certificate	19

ARTICLE 11 Insurance		20

11.1	Landlord's Casualty Insurance	20
11.2	Landlord's Liability Insurance	20
11.3	Tenant's Insurance	20
11.4	Indemnity and Exoneration	21
11.5	Indemnity for Liens	22
11.6	Waiver of Subrogation Rights	22

ARTICLE 12 Casualty and Eminent Domain		22

12.1	Damage and Destruction	22
12.2	Condemnation	23

ARTICLE 13 Default		24

13.1	Events of Default	24
13.2	Remedies Upon Default	24
13.3	Damages Upon Termination	25

13.4	Computation of Rent for Purposes of Default	25
13.5	Late Charge	26
13.6	Remedies Cumulative	26
13.7	Tenant's Remedies	26

ARTICLE 14 Miscellaneous		27

14.1	No Waiver	27
14.2	Holding Over	27
14.3	Attorneys' Fees	27
14.4	Amendments	27
14.5	Transfers by Landlord	27
14.6	Severability	28
14.7	Notices	28
14.8	Building Planning	28
14.9	No Option.	28
14.10	Integration and Interpretation	29
14.11	Quitclaim	29
14.12	No Easement for Light, Air and View	29
14.13	No Merger	29
14.14	Memorandum of Lease	29
14.15	Survival	29
14.16	Financial Statements	29
14.17	No Joint Venture	30
14.18	Successors and Assigns	30
14.19	Applicable Law	30
14.20	Time of the Essence	30
14.21	Confidentiality	30
14.22	Interpretation	30
14.23	Parking	31
14.24	Brokers.	31
14.25	USA Patriot Act	32

Attachments:

Exhibit A	Floor Plan of the Premises
Exhibit B	Legal Description of the Project
Exhibit C	Initial Improvement of the Premises
Exhibit D	Rules and Regulations
Exhibit E	Lease Commencement Certificate

OFFICE BUILDING LEASE

This Office Building Lease (the "Lease") is made and entered into as of the date specified in the Basic Lease Information Sheet attached hereto and incorporated herein by this reference, by and between 112th Bellevue Associates, LLC., a Delaware limited liability company ("Landlord"), and Ominto, Inc., a Nevada corporation ("Tenant"). Tenant authorizes Landlord to insert the date of Landlord's execution hereof on the Basic Lease Information Sheet.

Now, therefore, in consideration of the mutual covenants and agreements contained in this Lease, the parties agree as follows:

ARTICLE 1
Premises

1.1        Lease. Subject to the terms, covenants and conditions set forth herein, Landlord leases to Tenant and Tenant leases from Landlord those certain premises identified in the Basic Lease Information Sheet, which are schematically depicted on the floor plan attached hereto as Exhibit A (the "Premises"). The Premises are deemed to contain the Net Rentable Area set forth on the Basic Lease Information Sheet which is not subject to remeasurement upon Lease commencement. The Premises are located in the West building located on the real property situated in the City of Bellevue, County of King, State of Washington, legally described on Exhibit B (as such real property may be added to or reduced by Landlord from time to time, the "Real Property"). The term "Building" shall mean the building within which the Premises are located and the term "Buildings" shall mean all buildings located on the Real Property. The term "Project" shall mean the Real Property and all improvements located thereon or used in connection therewith from time to time, including without limitation, the Buildings, the Common Areas (as defined in Section 1.3 below) and any other present or future improvements included within the office development now known as One Twelfth @ Twelfth in Bellevue, Washington.

1.2        Landlord's Reserved Rights. In addition to all other rights reserved by Landlord under this Lease, Landlord reserves from the leasehold estate hereunder, and the Premises shall not include, (a) the exterior surfaces of the walls and windows bounding the Premises, and (b) all space located within the Premises for Major Vertical Penetrations (as defined below), conduits, electric and all other utilities, heating ventilation and air-conditioning and fire protection and life safety systems, sinks or other Building or Project facilities that do not constitute Tenant Improvements (collectively, "Building Components"). Landlord shall have the use of the Building Components and access through the Premises for operation, maintenance, repair or replacement thereof. Landlord shall have the right from time to time, to install, remove or relocate any of the Building Components within the Premises to locations that do not permanently and materially reduce the square footage of the Premises. As used herein, the term "Major Vertical Penetrations" shall mean the area or areas within Building stairs (excluding the landing at each floor), elevator shafts, and vertical ducts that service more than one floor of the Building. The area of Major Vertical Penetrations shall be bounded and defined by the dominant interior surface of the perimeter walls thereof (or the extended plane of such walls over areas that are not enclosed). Major Vertical Penetrations shall exclude, however, areas for the specific use of Tenant or installed at the request of Tenant, such as special stairs or elevators.

1.3        Common Areas. Tenant shall have the nonexclusive right (in common with other tenants or occupants of the Project, Landlord and all others to whom Landlord has granted or may hereafter grant such rights) to use the Common Areas, subject to such reasonable rules and regulations as Landlord may from time to time impose. Landlord may at any time close temporarily any Common Areas to make repairs or changes therein or to effect construction, repairs, or changes within the Project, or to prevent the acquisition of public rights in such areas, or to discourage parking by parties other than tenants, and may do such other acts in and to the Common Areas as in its judgment may be desirable. Landlord may from time to time permit portions of the Common Areas to be used exclusively by specified tenants. Landlord may also, from time to time, place or permit customer service and information booths, kiosks, stalls, push carts and other merchandising facilities in the Common Areas. "Common Areas" shall mean (a) with respect to any Building, any of the following or similar items to the extent they are included in such Building, the total square footage of areas of the Building devoted to non-exclusive uses such as ground floor lobbies and elevator foyers; fire vestibules; mechanical areas; restrooms and corridors on all floors; elevator foyers and lobbies on multi-tenant floors; electrical and janitorial closets; telephone and equipment rooms; and other similar facilities maintained for the benefit of Building tenants and invitees, but shall not mean Major Vertical Penetrations; and (b) all parking garage vestibules, restrooms (including locker rooms and shower facilities located in the garage), loading docks, exercise and conference facilities available for use by Project tenants (if any), walkways, roadways, sidewalks, surface parking areas, parkways, driveways, trash areas, mechanical areas, landscaped areas, courtyards or other similar facilities maintained for the benefit of Project tenants and invitees.

1.4        Calculation of Net Rentable Area. Tenant acknowledges that the term "Net Rentable Area" as used in this Lease shall mean the area or areas of space within the Project determined by Landlord from time to time in accordance with a modified BOMA standard employed by Landlord for the Project.

ARTICLE 2

Term, Use of Premises and Base Rent

2.1        Term. The term "Term Commencement Date" shall mean the date on which Landlord delivers possession of the Premises to Tenant with new Building standard carpet and paint. The "Term" of this Lease shall mean number of months specified in the Basic Lease Information Sheet commencing on the Term Commencement Date. If the Term Commencement Date is not the first day of a calendar month, the Initial Term shall be extended to include the partial calendar month in which the Term Commencement Date occurs so that the Initial Term ends on the last day of a calendar month. "Expiration Date" shall mean the last day of the Term or such earlier date upon which this Lease is terminated pursuant to the terms hereof.

2.2        Delay in Delivery. If Landlord, for any reason whatsoever, cannot deliver possession of the Premises to Tenant on the Term Commencement Date set forth in the Basic Lease Information Sheet, this Lease shall not be void or voidable, nor shall Landlord be liable to Tenant for any loss or damage resulting therefrom. Tenant understands and agrees that the Term Commencement Date may be delayed beyond such date.

2.3        Confirmation. When the actual Term Commencement Date is determined, Tenant shall, within ten (10) days after receipt thereof, execute and return to Landlord a Lease Commencement Certificate in the form of Exhibit E attached hereto, or any similar form requested by Landlord, confirming the information thereon. Failure within such time to execute and return or to object in writing to the Lease Commencement Certificate shall be conclusively deemed to be an acknowledgement that Tenant agrees to the terms shown thereon and Tenant shall be deemed to have confirmed that the certificate is correct as presented.

2.4        Use. Subject to the restrictions set forth in Section 7.1, Tenant shall use the Premises solely for executive, professional, corporate or administrative offices (the "Permitted Use") and for no other use or purpose. The Permitted Use shall not include any laboratory uses. Notwithstanding the foregoing, for the purpose of limiting the type of use permitted by Tenant, or any party claiming through Tenant, but without limiting Landlord's right to lease any portion of the Project to a tenant of Landlord's choice, the Permitted Use shall not include: (a) offices of any agency or bureau of the United States or any state or political subdivision thereof; (b) offices or agencies of any foreign government or political subdivision thereof; (c) offices of any health care professionals or service organization, except for administrative offices where no diagnostic, treatment or laboratory services are performed; (d) schools or other training facilities that are not ancillary to executive, professional or corporate administrative office use; (e) retail or restaurant uses; (f) broadcast studios or other broadcast production facilities, such as radio and/or television stations; (g) product display or demonstration facilities; (h) offices at which deposits or bills are regularly paid in person by customers; or (i) personnel agencies, except offices of executive search firms.

2.5        Payments by Tenant. As used herein, the term "Rent" shall include Base Rent, Operating Costs (as defined in Article 4 below) and all other sums payable by Tenant to Landlord. Tenant shall pay Rent at the times and in the manner herein provided. All obligations of Tenant hereunder to make payments to Landlord shall constitute Rent and failure to pay the same when due shall give rise to the rights and remedies provided in Section 13.2.

2.6        Payment of Base Rent.

(a)        General. Subject to the provisions contained in this Lease for rent abatement, Tenant's obligation to pay Base Rent shall commence upon the Term Commencement Date. Tenant shall pay the Base Rent in the amounts set forth in the Basic Lease Information Sheet (as the same may be adjusted from time to time hereunder) in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof; provided, however, that Base Rent and Tenant's Proportionate Share of Estimated Operating Costs for the first full calendar month in which such sums are payable shall be paid in advance upon execution of this Lease. All payments of Rent due under this Lease shall be payable in advance, without demand (except as specifically provided herein) and without reduction, abatement, counterclaim or setoff, at the address specified in the Basic Lease Information Sheet, or at such other address as may be designated by Landlord.

(b)        Abated Rent. Base Rent and Tenant's Share of Estimated Operating Costs shall be abated during the first three (3) months of the Term provided that no Event of Default occurs under this Lease. If an Event of Default occurs, Tenant shall not be entitled to any further rent abatement and Tenant shall pay Landlord the amount of the abated Base Rent and Operating Costs previously recognized.

2.7        Partial Months. If the Term Commencement Date occurs on other than the first day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated and the prorated installment shall be paid on the Term Commencement Date together with any other amounts payable on that day. If the Expiration Date occurs on other than the last day of a calendar month, then Base Rent and Operating Costs for such partial calendar month shall be prorated and the prorated installment shall be paid on the first day of the calendar month in which the Expiration Date occurs.

ARTICLE 3
Security Deposit

Concurrently with execution hereof, Tenant shall pay to Landlord the amount described in the Basic Lease Information Sheet, as security for the full and faithful performance of Tenant's obligations under this Lease (the "Security Deposit"). Provided that no default occurs under this Lease, the Security Deposit shall be reduced by $9,200 in the first day of months 9, 15, 21 and 27 of the Term. If a default occurs, no further reductions in the Security Deposit shall be permitted. Landlord may (but shall not be required to) use the Security Deposit or any portion thereof to cure any defaults on the part of Tenant or to compensate Landlord for any damage or costs Landlord incurs as a result of Tenant's failure to perform any of its covenants or obligations hereunder. In such event, and upon written notice from Landlord to Tenant specifying the amount of the Security Deposit so utilized by Landlord and the purpose for which such amount was applied, Tenant shall immediately deposit with Landlord an amount sufficient to return the Security Deposit to the original amount. Tenant acknowledges that any use of the Security Deposit shall not constitute a bar or defense to any of Landlord's remedies under this Lease, at law or in equity. Within a reasonable period of time after expiration of the Term or earlier termination of this Lease (which reasonable period shall not be more than 45 days unless Landlord has to complete extensive repairs that cannot with reasonable diligence be completed within 45 days), the Security Deposit shall be returned to Tenant, reduced by those amounts that may be required by Landlord to remedy defaults on the part of Tenant in the payment of Rent or otherwise, to repair damages to the Premises caused by Tenant and to restore the Premises to the condition required by this Lease. Landlord shall have no obligation to segregate the Security Deposit from its general funds or to pay interest thereon. If Landlord conveys or transfers its interest in the Premises, and as a part of such conveyance or transfer, assigns its interest in this Lease, then Landlord shall be released and discharged from any further liability to Tenant with respect to the Security Deposit.

ARTICLE 4

Payment of Operating Costs

4.1        Net Lease. This is a net lease. Base Rent shall be paid to Landlord absolutely net of all costs and expenses. The provisions of this Article 4 for payment of Operating Costs by means of periodic payment of Tenant's Proportionate Share (as defined in Section 4.3) of Estimated Operating Costs (as defined in Section 4.2) and the Operating Costs Adjustment (as defined in Section 4.6) are intended to pass on to Tenant and reimburse Landlord for Tenant's Proportionate Share of all costs and expenses of the nature described in Section 4.4.

4.2        Estimated Payments. Tenant shall pay Tenant's Proportionate Share of Estimated Operating Costs in advance on or before the first day of each calendar month during the Term and any extensions or renewals thereof. "Estimated Operating Costs" for any calendar month shall mean Landlord's estimate of Operating Costs for the calendar year within which such month falls, divided into twelve (12) equal monthly installments. Landlord shall provide Tenant with a statement setting forth the Estimated Operating Costs and Tenant's Proportionate Share thereof within a reasonable period of time after the Term Commencement Date and the commencement of each calendar year thereafter. Landlord may adjust such estimate from time to time by written notice. Until a new statement of Estimated Operating Costs is received Tenant shall continue to make the monthly payment of Estimated Operating Costs applicable to the prior year.

4.3        Tenant's Proportionate Share. "Tenant's Proportionate Share" shall be calculated by Landlord and shall mean (a) with respect to Tenant's Proportionate Share of the Building, a percentage equal to the Net Rentable Area of the Premises divided by the total Net Rentable Area in the Building; and (b) with respect to Tenant's Proportionate Share of the Project, a percentage equal to the Net Rentable Area of the Premises divided by the total Net Rentable Area of the Project. As of the date of this Lease, Tenant's Proportionate Share is the percentage set forth in the Basic Lease Information Sheet which shall not be subject to change unless there is a physical change in size of the Premises, the Building or the Project.

4.4        Operating Costs. "Operating Costs" shall mean all expenses and costs (but not specific costs that are separately billed to and paid by specific tenants) of every kind and nature that Landlord shall pay or incur or become obligated to pay or incur (including, without limitation, costs incurred by managers and agents that are reimbursed by Landlord) because of or in connection with the management, repair, maintenance, replacement, preservation, ownership and operation of the Project and any supporting facilities directly serving the Project (as allocated to the Project in accordance with standard accounting practices, consistently applied). Tenant acknowledges that Operating Costs may include expenses and costs associated with the management, preservation, ownership and operation of the Project that are, from time to time, allocated by Landlord, in its sole but reasonable discretion, between the Building and other Buildings, presently or hereafter existing at the Project, and Tenant agrees to pay as additional Rent, Tenant's share, as reasonably determined by Landlord, of such Operating Costs as so allocated by Landlord. Operating Costs shall include, but not be limited to the following types of expenses:

(a)        Wages, salaries, reimbursable expenses and benefits of all on-site and off-site personnel engaged in the operation, repair, maintenance and security of the Project and the direct costs of training such employees.

(b)        Costs (including allocated rental) for the property management office and office operation; costs of operating exercise facilities in the Project, if any, available for use by tenants, including the cost of acquiring or leasing equipment therein; and costs of operating any conference facilities in the Project, if any, available for use by tenants, including the cost of acquiring or leasing equipment therein (less revenues received in connection with the use thereof).

(c)        All supplies, materials and rental equipment used in the operation and maintenance of the Project, including, without limitation, the cost of erecting, maintaining and dismantling art work and similar decorative displays commensurate with operation of a Class A office project.

(d)        Utilities, including, without limitation, water, power, sewer, waste disposal, communication and cable television facilities, heating, cooling, lighting and ventilation of the Project.

(e)        All maintenance, extended warranties (amortized over the period of such warranty), janitorial and service agreements for the Project and the equipment therein, including, but not limited to, alarm service, window cleaning, elevator maintenance, and maintenance and repair of the Project and all Building Components.

(f)        A management fee equal to three percent (3%) of all revenue (excluding such management fee) derived from the Project, including without limitation, all Rent hereunder, all rent and other payments derived from other tenants in the Project, parking revenues and other revenues derived from licenses of any other part of or right in the Project.

(g)        Legal and accounting services for the Project, including, but not limited to, the costs of audits by certified public accountants of Operating Costs records; provided, however, that Operating Costs shall not include legal fees related to (i) negotiating lease terms for prospective tenants, (ii) negotiating termination or extension of leases with existing tenants, (iii) proceedings against tenants relating solely to the collection of Rent or other sums due to Landlord from such tenants, or (iv) the initial development and/or initial construction of the Project.

(h)        All insurance premiums and costs (including commercially reasonable deductibles), including but not limited to, the premiums and cost of fire, casualty, liability, rental abatement or interruption and earthquake insurance applicable to the Project and Landlord's personal property used in connection therewith (and all amounts paid as a result of loss sustained that would be covered by such policies but for "deductible" or self-insurance provisions).

(i)        Repairs, replacements and general maintenance of the Project (except for repairs and replacements (x) paid for from the proceeds of insurance, or (y) paid for directly by Tenant, other tenants or any third party).

(j)        All real and personal property taxes, assessments, local improvement or special benefit district charges and other governmental charges, special and general, known and unknown, foreseen and unforeseen, of every kind and nature whatsoever (i) attributable to the Real Property or the Project or levied, assessed or imposed on, the Real Property or the Project, or any portion thereof, or interest therein; (ii) attributable to or levied upon Landlord's personal property located in, or used in connection with the Project; (iii) surcharges and all local improvement or special benefit and other assessments levied with respect to the Project, the Real Property, and all other property of Landlord used in connection with the operation of the Project; (iv) any taxes levied or assessed in lieu of, in whole or in part, or in addition to such real or personal property taxes; (including, but not limited to, leasehold taxes, business and occupation taxes and taxes or license fees upon or measured by the leasing of the Project or the rents or other income collected therefrom (vi) any and all costs, expenses and attorneys' fees paid or incurred by Landlord in connection with any proceeding or action to contest in whole or in part, formally or informally, the imposition, collection or validity of any of the foregoing taxes, assessments, charges or fee (collectively, "Real Property Taxes"). If by law any Real Property Taxes may be paid in installments at the option of the taxpayer, then Landlord shall include within Real Property Taxes for any year only those installments (including interest, if any) which would become due by exercise of such option. Real Property Taxes shall not include (x) inheritance or estate taxes imposed upon or assessed against the Project, or any part thereof or interest therein, (y) federal or state income taxes computed upon the basis of the Landlord's net income.

(k)        Amortization (together with reasonable financing charges) of capital improvements made to the Project (i) to comply with the requirements of law, ordinance rule or regulation, (ii) to replace items which Landlord would be obligated to maintain under this Lease; or (iii) to improve the operating efficiency or reduce Operating Costs of the Project. As used in this Section, "amortization" shall mean allocation of the cost equally to each year of useful life of the items being amortized.

(l)        All charges of any kind and nature imposed, levied, assessed, charged or collected by any governmental authority or other entity either directly or indirectly (i) for or in connection with public improvements, user, maintenance or development fees, transit, parking, housing, employment, police, fire, open space, streets, sidewalks, utilities, job training, child care or other governmental services or benefits, (ii) for environmental matters or as a result of the imposition of mitigation measures, including compliance with any transportation management plan, or fees, charges or assessments as a result of the treatment of the Project, or any portion thereof or interest therein, as a source of pollution or storm water runoff.

Notwithstanding the foregoing, Operating Costs shall not include:

(aa)      Any sums collected from other Project tenants for special services provided to such tenant, in excess of the services provided to Tenant hereunder;

(bb)      Amounts received from insurance claims and costs of repair and reconstruction related thereto to the extent of such insurance proceeds (other than deductible amounts under applicable insurance policies);

(cc)      Ground rent (if any);

(dd)      Interest or loan fees incurred in connection with any loan secured by the Building or the Real Property;

(ee)      Costs of work to the Project that is necessary to comply with applicable laws, regulations, ordinances or codes relating to the initial construction of the Project in effect as of the date of this Lease;

(ff)       Leasing commissions, marketing costs, improvement allowances and hard and soft leasehold improvement costs, and other costs incurred to lease or license space in the Project;

(gg)     Except as permitted under Section 4.4(k) above, (i) depreciation or amortization of the Building or Building Components or expenses that should be capitalized in accordance with standard accounting practices, consistently applied, or (ii) reserves for bad debt, future repairs and improvements and expenditures to be incurred subsequent to the current calendar year, and (iii) any non-cash items;

(hh)     Any penalties due to violation of law or fines imposed for late payment of any Operating Costs by Landlord or interest thereon, unless such penalties, interest or fines were caused directly or indirectly by Tenant;

(ii)      Any legal costs, fees, fines or penalties due to violation of Law by Landlord or of the terms and conditions of any lease or imposed for late payment of any Operating Costs by Landlord or interest thereon, unless such penalties, fees, interest or fines were caused directly or indirectly by Tenant;

(jj)       Costs of tenant relation programs and events such as holiday and tenant appreciation parties.

4.5        Adjustment for Occupancy. Notwithstanding any other provision herein to the contrary, if during any year of the Term the Project is not fully occupied or all premises within the Project do not receive Basic Services (as defined in Section 5.1 below), then an adjustment shall be made in computing Operating Costs that vary with occupancy levels for such year so that Operating Costs that vary with occupancy levels shall be computed as though the Project had been fully occupied and provided with Basic Services during such year; provided, however, that in no event shall Landlord collect in total, from Tenant and all other tenants of the Project, an amount greater than one hundred percent (100%) of Operating Costs during any year of the Term.

4.6        Computation of Operating Costs Adjustment. The term "Operating Costs Adjustment" for any calendar year shall mean the difference, if any, between Estimated Operating Costs and actual Operating Costs for that calendar year. Landlord shall, within a reasonable period of time after the end of any calendar year for which Estimated Operating Costs differs from actual Operating Costs, give written notice thereof to Tenant. The notice shall include a statement of the total Operating Costs applicable to such calendar year and the computation of the Operating Costs Adjustment. Landlord's failure to give such notice and statement within a reasonable period of time after the end of any calendar year for which an Operating Costs Adjustment is due shall not release either party from the obligation to make the adjustment provided for in Section 4.7.

4.7        Adjustment for Variation Between Estimated and Actual. If Tenant's Proportionate Share of Operating Costs for any calendar year exceeds the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, Tenant shall pay to Landlord Tenant's Proportionate Share of the Operating Costs Adjustment within thirty (30) days after the date of the Landlord's statement of the Operating Costs Adjustment. If the Tenant's Proportionate Share of Operating Costs for any calendar year is less than the payments received by Landlord towards Tenant's Proportionate Share of Estimated Operating Costs for such year, then Landlord, at Landlord's option, shall either (a) pay Tenant's Proportionate Share of the Operating Costs Adjustment to Tenant in cash, or (b) credit said amount against future installments of Estimated Operating Costs payable by Tenant hereunder. If the Term commences or terminates at any time other than the first day of a calendar year, Tenant's Proportionate Share of the Operating Costs Adjustment shall be calculated based upon the exact number of calendar days during such calendar year that fall within the Term, and any payment by Tenant required hereunder shall be paid even if the Term has expired when such determination is made.

ARTICLE 5

Landlord's Covenants

5.1        Basic Services. So long as no Event of Default is outstanding under this Lease, during Tenant's occupancy of the Premises Landlord shall provide the following ("Basic Services"):

(a)        Administration of construction of the Initial Improvements (as defined in Exhibit C) in the Premises in accordance with Exhibit C.

(b)        Hot and cold water at those points of supply provided for general use of other tenants in the Project.

(c)        Central heat and air conditioning in season, at such temperatures and in such amounts as are considered by Landlord to be standard or as may be permitted or controlled by applicable laws, ordinances, rules and regulations, during Normal Office Hours. Landlord shall operate and maintain the heating, cooling and ventilation (HVAC) system for the Building (excluding any supplemental system serving only the Premises which shall be operated and maintained by Tenant) in a manner sufficient to maintain a comfortable temperature (provided that Tenant's interior improvements and equipment usage do not interfere with the proper functioning of the Building's HVAC system) during Normal Office Hours and indoor air quality consistent with other comparable buildings. Tenant shall notify Landlord and its property manager within twenty-four (24) hours after Tenant first has knowledge of any of the following conditions at, in, on or within the Premises: standing water, water leaks, water stains, humidity, mold growth, or any unusual odors (including, but not limited, musty, moldy or mildewy odors).

(d)        Routine maintenance, repairs, structural and exterior maintenance (including exterior glass and glazing), painting and electric lighting service for all public areas and special service areas of the Project in the manner and to the extent deemed by Landlord to be necessary or desirable. Landlord's obligation with respect to repair as part of Basic Services under this Section 5.1 shall be limited to (i) the structural portions of the Building, (ii) the exterior walls of the Buildings, including glass and glazing, (iii) the roof, (iv) mechanical, electrical, plumbing and life safety systems that are considered Building Standard Improvements, and (v) Common Areas.

(e)        Janitorial service on a five (5) day week basis, excluding holidays.

(f)        An electrical system to convey power delivered by public utility or other providers selected by Landlord, in amounts sufficient for normal office operations during Normal Office Hours as provided in similar office buildings, but not to exceed a total allowance of four (4) watts per square foot of Net Rentable Area (which includes an allowance for lighting of the Premises), provided that no single item of electrical equipment consumes more than one-half (0.5) kilowatt at rated capacity or requires a voltage other than 120 volts, single phase. If Tenant's electrical requirements, as estimated by Landlord based upon rated capacity (or based upon metered consumption), exceed such amounts, Tenant shall pay the full amount of such excess together with any additional cost necessary to provide such excess capacity. If the installation and operation of Tenant's electrical equipment requires additional air conditioning capacity above that installed in the Premises on the date hereof, then the cost of installing additional air conditioning and operation thereof (including utilities) shall be paid by Tenant and shall be considered an Extra Service, subject to the provisions of Section 5.4 below. Landlord may require Tenant to pay for the installation and operation of utility metering devices to measure actual utility consumption in the Premises.

(g)        Installation, maintenance and replacement of building standard lamps, bulbs and ballasts used in the Premises.

(h)        Security service for the Project, including electronic card key access to the Buildings; provided, however, that the security service shall be provided by unarmed personnel and shall not include alarm systems for special surveillance of the Premises; and provided, further, that Landlord shall not be liable to Tenant or any third party for any breach of security or any losses due to theft, burglary, battery or for damage done or injury inflicted by persons in or on the Project.

(i)        Public elevator service to the garage and the floors on which the Premises are situated during Normal Office Hours; provided, however, that Tenant shall have access to the Premises twenty-four (24) hours per day, seven (7) days a week.

5.2        Hours of Operation. The term "Business Days" shall mean Monday through Friday, excluding State and Federal holidays observed by Landlord at the Project and all days that maintenance employees of the Project are entitled to take off or to receive extra compensation for, from time to time under their union contract or other agreement. The term "Normal Office Hours" shall mean Business Days from 7:00 a.m. to 6:00 p.m., and Saturdays from 8:00 a.m. to 1:00 p.m. Tenant shall have access to and the right to use the Premises 24/7 provided that Tenant may be required to pay additional costs of operations outside Normal Office Hours.

5.3        Interruption. Landlord shall not be liable for damages to either person or property, nor shall Landlord be deemed to have evicted Tenant, nor shall there be any abatement of Rent, nor shall Tenant be relieved from performance of any covenant on its part to be performed hereunder by reason of (a) interruption of, or deficiency in, the provision of Basic Services; (b) breakdown or malfunction of lines, cables, wires, pipes, equipment or machinery utilized in supplying or permitting Basic Services or telecommunications; or (c) curtailment or cessation of Basic Services due to causes or circumstances beyond the reasonable control of Landlord, including but not limited to (i) strikes, lockouts or other labor disturbance or labor dispute of any character, (ii) governmental regulation, moratorium or other governmental action, (iii) inability, despite the exercise of reasonable diligence, to obtain electricity, water or fuel from the providers thereof, and (iv) acts of God. Landlord shall use reasonable diligence to make such repairs as may be required to lines, cables, wires, pipes, equipment or machinery within the Project to provide restoration of Basic Services and, where the cessation or interruption of Basic Services has occurred due to circumstances or conditions beyond Project boundaries or outside the Landlord's control, to cause the same to be restored, by application or request to the provider thereof.

5.4        Extra Services. Landlord may provide to Tenant in Landlord's discretion, upon Tenant's request and at Tenant's cost and expense (and subject to the limitations hereinafter set forth) the additional services described below ("Extra Services"). Tenant shall pay Landlord for the cost (including capital costs, out-of-pocket expenses and the allocated cost of Landlord's employees) of providing any Extra Services, together with an administrative fee equal to fifteen percent (15%) of such cost, within thirty (30) days following presentation of an invoice therefor by Landlord to Tenant. The cost chargeable to Tenant for Extra Services shall constitute additional Rent.

(a)        Any extra cleaning and janitorial services in excess of that required for Building Standard Improvements.

(b)        Additional air conditioning and ventilating capacity required by reason of any electrical, data processing or other equipment or facilities or services required to support the same, in excess of that which would be required for Building Standard Improvements.

(c)        Heating, ventilation, air conditioning or extra electrical equipment or service during hours other than Normal Office Hours. Landlord shall provide said heating, ventilation and air conditioning or extra service solely upon the prior request of Tenant given in compliance with the notice requirements and procedures that Landlord may establish from time to time. After hours HVAC service will be provided at an hourly rate based upon Landlord's reasonably estimated cost to provide such service plus all applicable taxes which is currently charged at $20.00 per hour per floor.

(d)        Repair and maintenance for which Tenant is responsible hereunder.

(e)        Any Basic Service in amounts determined by Landlord to exceed the amounts required to be provided under Section 5.1, but only if Landlord elects to provide such additional or excess service.

(f)        Any other item described in this Lease as an Extra Service or which Landlord is not required to provide as part of Basic Services.

5.5        Window Coverings. All window coverings shall be of the type specified by Landlord as Building Standard Improvements. Tenant shall not remove, replace or install any window coverings, blinds or drapes on any exterior window without Landlord's prior written approval, which shall not be unreasonably withheld as long as the exterior appearance is maintained. Tenant acknowledges that breach of this covenant shall directly and adversely affect the exterior appearance of the Project and the operation of the heating, ventilation and air conditioning systems.

5.6        Graphics and Signage. Landlord shall provide the initial identification of Tenant's name on the directory board in the main lobby of the Building. All signs, notices and graphics of every kind or character, visible in or from public corridors, the Common Areas or the exterior of the Premises shall comply with the Design Manual and any deviation shall be subject to Landlord's prior written approval.

5.7        Tenant Extra Improvements. As used in this Lease, "Tenant Extra Improvements" shall mean the extent to which the Tenant Improvements (as defined in Section 6.2) in the Premises differ materially from the Building Standard Improvements. "Building Standard Improvements" shall consist of items that are consistent with the Landlord's standard build out specifications as to type, quality, size and quantity. Landlord may make changes to the specifications for the Building Standard Improvements from time to time. In instances where this Lease refers to Tenant Extra Improvements as a standard for the provision of services, maintenance, repair or replacement by Tenant or Landlord, such reference shall be to the difference in required services, maintenance, repairs or replacements between the Tenant Improvements as constructed in the Premises and the Building Standard Improvements, had the Building Standard Improvements been constructed in the Premises.

5.8        Peaceful Enjoyment. Tenant shall peacefully have, hold and enjoy the Premises, subject to the other terms hereof, provided that Tenant pays the Rent and performs all of Tenant's covenants and agreements herein contained. This covenant and the other covenants of Landlord contained in this Lease shall be binding upon Landlord and its successors only with respect to breaches occurring during its and their respective ownerships of Landlord's interest hereunder.

ARTICLE 6

Tenant's Covenants

6.1.        Compliance With Exhibit C. Tenant shall comply with the terms and conditions and deadlines set forth in Exhibit C and the Tenant Design Manual which is incorporated herein by this reference (the "Design Manual") with respect to the construction of the Tenant Improvements in the Premises.

6.2        Construction of Tenant Improvements. As used in this Lease, "Tenant Improvements" shall mean all improvements that are or have been constructed or installed in the Premises in addition to the base Building, whether such items are Building Standard Improvements or Tenant Extra Improvements, and whether installed or paid for by Landlord or Tenant. All Tenant Improvements shall be of at least the same or better quality as Building Standard Improvements. Landlord shall complete the paint and carpet prior to delivering possession of the Premises to Tenant and shall supervise construction of the balance of the Initial Improvements pursuant to Exhibit C after the Term Commencement Date. Tenant acknowledges that the work will be completed while it is in possession and agrees that noise and odors from construction will occur and will not constitute a breach of this Lease. Tenant shall arrange to move its furniture and equipment as necessary for Landlord to complete the initial Improvements. All additions to or improvements of the Premises, whether of Building Standard Improvements or Tenant Extra Improvements, shall be and become the property of Landlord upon installation and shall be surrendered to Landlord upon termination of this Lease by lapse of time or otherwise, except as otherwise stated herein. Although Tenant Extra Improvements become the property of Landlord upon installation, they are intended to be for the convenience of Tenant and are not intended to be a substitute for Rent or any part thereof.

6.3        Telecommunications. Tenant shall install and maintain all required intrabuilding network cable and other communications wires and cables necessary to serve the Premises from the point of presence in the Building. Tenant shall obtain any telecommunications services within the Building from vendors selected by Landlord or approved by Landlord in its sole discretion.

6.4        Taxes on Personal Property and Tenant Extra Improvements. In addition to, and wholly apart from its obligation to pay Tenant's Proportionate Share of Operating Costs, Tenant shall be responsible for, and shall pay prior to delinquency, all taxes or governmental service fees, possessory interest taxes, fees or charges in lieu of any such taxes, capital levies, or other charges imposed upon, levied with respect to or assessed against Tenant's Personal Property (as defined in Section 11.1), on the value of its Tenant Extra Improvements, on its interest pursuant to this Lease or on any use made of the Premises or the Common Areas by Tenant in accordance with this Lease. To the extent that any such taxes are not separately assessed or billed to Tenant, Tenant shall pay the amount thereof as invoiced to Tenant by Landlord.

6.5        Repairs by Tenant. Tenant shall maintain and repair the Premises and keep the same in good condition. Tenant's obligation shall include, without limitation, the obligation to maintain and repair all walls, floors, ceilings and fixtures and to repair all damage caused by Tenant or Tenant's employees, agents, contractors, officers, directors, partners, members, licensees, invitees and guests ("Tenant Parties") to the Premises or the Project, whatever the scope of the work of maintenance or repair required. Tenant shall repair all damage caused by removal of Tenant's movable equipment or furniture or the removal of any Tenant Extra Improvements or Alterations (as defined in Section 6.7) permitted or required by Landlord, all as provided in Section 6.13. Any repair or maintenance that Tenant is required to perform under this Lease shall be performed at Tenant's expense by Landlord's employees as an "Extra Service" subject to Section 5.4, or by contractors selected by Landlord. If Tenant fails or refuses to perform such work in a timely and efficient manner, then Landlord may perform such work for the account of Tenant as an Extra Service. Any work of repair and maintenance performed by or for the account of Tenant by persons other than Landlord shall be performed at Tenant's risk using contractors approved by Landlord prior to commencement of the work and in accordance with procedures Landlord shall from time to time establish. All such work shall be performed in compliance with all applicable laws, ordinances, rules and regulations and Tenant shall provide to Landlord copies of all permits and records of inspection issued or obtained by Tenant in connection therewith to establish such compliance. Tenant shall not be required to perform any maintenance or repair required solely by reason of the negligence or wrongful acts of Landlord or its employees, agents, contractors, officers, directors, partners, licensees, invitees and guests, Landlord's affiliates or Landlord's members ("Landlord Parties"). Tenant shall promptly notify Landlord of any needed repairs in the Premises or to the Building Components.

6.6        Waste. Tenant shall not commit or allow Tenant Parties to commit any waste or damage in any portion of the Premises or the Project.

6.7        Alterations, Additions, Improvements. Tenant shall not make or allow to be made any alterations, additions or improvements in or to the Premises (collectively, "Alterations") without obtaining the prior written consent of Landlord. Landlord's consent shall not be unreasonably withheld with respect to proposed Alterations that (a) comply with all applicable laws, ordinances, rules and regulations; (b) are compatible with the Design Manual and the Building, its architecture and its mechanical, electrical, HVAC and life safety systems; (c) do not interfere with the use and occupancy of any other portion of the Building by any other tenant or their invitees; (d) do not affect the structural portions of the Building; (e) do not and shall not, whether alone or taken together with other improvements, require the construction of any other improvements or alterations within the Building; and (f) do not reduce the value of the Premises or increase the cost to Landlord of reletting the Premises. In determining whether to consent to the proposed Alterations, Landlord shall have the right to review plans and specifications for proposed Alterations, construction means and methods, the identity of any contractor or subcontractor to be employed on the work for Alterations, and the time for performance of such work. Tenant shall supply to Landlord any documents and information requested by Landlord in connection with any Alterations to the Premises. Landlord may hire outside consultants to review such documents and information and Tenant shall reimburse Landlord for the cost thereof as well as Landlord's internal costs as an Extra Service subject to Section 5.4. All Alterations permitted hereunder shall be made and performed by Tenant or, at Landlord's election, may be performed by Landlord or by contractors selected by Landlord, without cost or expense to Landlord and as an Extra Service. Landlord may supervise and administer the installation of Alterations as an Extra Service. Upon completion of any Alterations, Tenant shall provide Landlord, at Tenant's expense, with a complete set of "as built" plans and specifications reflecting the actual conditions of the Alterations as constructed in the Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes. Tenant shall have the right to abandon in place and surrender to Landlord at the conclusion of the Term the Tenant Improvements. Landlord shall have the right to require Tenant to remove any Alteration made by Tenant. If Tenant's request for consent asks Landlord to decide whether the Alterations must be removed, Landlord may require removal only if at the time Landlord grants its approval of the Alteration, Landlord notifies Tenant in writing that it may require the removal of the Alteration at the end of the Term. If Tenant elects or is required to remove any Alteration it shall repair any damage to the Premises caused by such removal.

6.8        Liens. Tenant shall keep the Premises and the Project free from any liens arising out of any (a) work performed or material furnished to or for the Premises, and (b) obligations incurred by or for Tenant or any person claiming through or under Tenant. Tenant shall, within ten (10) days following the imposition of any such lien, cause such lien to be released of record by payment or posting of a bond fully satisfactory to Landlord in form and substance and in compliance with RCW 60.04. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper for the protection of Landlord, the Premises, the Project and any other party having an interest therein, from mechanics', materialmen's and other liens. Landlord may cause such liens to be released by any means it deems proper, including, without limitation, payment of any such lien, at Tenant's sole cost and expense. All costs and expenses incurred by Landlord in causing such liens to be released shall be repaid by Tenant to Landlord immediately upon demand, together with an administrative fee equal to twenty percent (20%) of such costs and expenses. In addition to all other requirements contained in this Lease, Tenant shall give Landlord at least ten (10) Business Days prior written notice before commencement of any construction on the Premises.

6.9        Compliance With Laws and Insurance Standards.

(a)        Tenant shall comply with all federal, state and local laws, ordinances, orders, rules, regulations and policies (collectively, "Laws"), now or hereafter in force, as amended from time to time, in any way related to the use, condition or occupancy of the Premises, regardless of when such Laws become effective, including, without limitation, all applicable Hazardous Materials Laws (as defined in Section 7.2(a)), the Americans with Disabilities Act of 1991 as amended, and any laws prohibiting discrimination against, or segregation of, any person or group of persons on account of race, color, creed, religion, sex, marital status, national origin or ancestry. Tenant shall also comply with the terms of any transportation management program or similar programs affecting the Building and required by any governmental authority. Tenant shall deliver to Landlord a copy of any notices received from any governmental agency in connection with the Premises. It is the intention of Tenant and Landlord that the obligations of Tenant under this Section 6.9 shall apply irrespective of the scope of work required to achieve such compliance. Tenant shall not use or occupy the Premises in any manner that creates, requires or causes imposition of any requirement by any governmental authority for structural or other upgrading of or improvement to the Building or the Project.

(b)        Tenant shall not occupy or use, or permit any portion of the Premises to be occupied or used, for any business or purpose that is disreputable or constitutes a fire hazvard. Tenant shall not permit anything to be done that would increase the rate of fire or other insurance coverage on the Project and/or its contents. If Tenant does or permits anything to be done that increases the cost of any insurance policy carried by Landlord, then Tenant, at Landlord's option, shall not be in default under this Lease, but shall reimburse Landlord, upon demand, for any such additional premiums as an Extra Service.

6.10      Entry for Repairs, Inspection, Posting Notices, Etc. After reasonable notice (except in emergencies where no such notice shall be required), Landlord or Landlord Parties shall have the right to enter the Premises to inspect the same, to clean, to perform such work as may be permitted or required hereunder, to make repairs to or alterations of the Project or other tenant spaces therein, to deal with emergencies, to post such notices as may be permitted or required by law to prevent the perfection of liens against Landlord's interest in the Project or to exhibit the Premises to prospective tenants (during the final twelve (12) months of the Lease Term or when Tenant is in default or is not occupying the Premises), purchasers, encumbrancers or others, or for any other purpose as Landlord may deem necessary or desirable; provided, however, that Landlord shall make reasonable efforts not to unreasonably interfere with Tenant's business operations. In no event shall Tenant be entitled to any abatement of Rent by reason of the exercise of any such right of entry.

6.11      No Nuisance. Tenant shall not create any nuisance, or interfere with, annoy, endanger or disturb any other tenant or Landlord in its operation of the Project. Tenant shall not place any loads upon the floor, walls or ceiling of the Premises that endanger the structure nor place any harmful liquids or Hazardous Material (as defined in Section 7.2) in the drainage system of the Building. Tenant shall not permit any vibration, noise or odor to escape from the Premises and shall not do or permit anything to be done within the Premises which would adversely affect the quality of the air in the Building.

6.12      Rules and Regulations. Tenant shall comply with the rules and regulations for the Project attached as Exhibit D and such amendments or supplements thereto as Landlord may adopt from time to time with prior notice to Tenant. Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Project to comply with any rules and regulations applicable to such other tenant under its lease.

6.13      Surrender of Premises On Termination. On or before the ninetieth (90th) day preceding the Expiration Date, Tenant shall make reasonable efforts to notify Landlord in writing of the precise date upon which Tenant plans to surrender the Premises to Landlord. On expiration of the Term, Tenant shall quit and surrender the Premises to Landlord, broom clean, in good order, condition and repair as required by this Lease, with all of Tenant's movable equipment, furniture, trade fixtures and other personal property removed therefrom. In addition, Tenant shall remove all telecommunications and computer networking wiring and cabling serving the Premises from the Building, unless Landlord requires such materials to be surrendered to Landlord. All Alterations and Tenant Improvements shall be surrendered with the Premises in good condition and repair, reasonable wear and tear (but only to an extent consistent with the Premises remaining in good condition and repair) and casualty damage excepted, unless (a) Tenant has obtained Landlord's agreement in writing that it can remove an Alteration or item of Tenant Improvements, or (b) Landlord has notified Tenant that Tenant may be required to remove an Alteration under Section 6.7 above or item of Tenant Improvements under Exhibit C. If Landlord desires to have Alterations or Tenant improvements removed as provided in the prior sentence, Landlord shall notify Tenant in writing prior to the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after the date of such termination); and upon receipt of such notice, Tenant shall, at Tenant's sole cost and expense, remove the Alterations or Tenant Improvements and restore the Premises before the regularly scheduled Expiration Date (or if this Lease is sooner terminated, within ten (10) days after receipt of notice). Tenant shall repair at its sole cost and expense, all damage caused to the Premises or the Project by removal of Tenant's movable equipment or furniture and such Tenant Improvements and Alterations as Tenant shall be allowed or required to remove from the Premises by Landlord. Any property of Tenant not removed from the Premises shall be deemed, at Landlord's option, to be abandoned by Tenant and Landlord may store such property in Tenant's name at Tenant's expense, and/or dispose of the same in any manner permitted by law. If the Premises are not surrendered as of the end of the Term in the manner and condition required under this Lease, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all damages resulting from or caused by Tenant's delay or failure in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant due to such delay or failure. Tenant acknowledges that Landlord shall be attempting to lease the Premises with any such lease to be effective upon expiration of the Term, and failure to surrender the Premises could cause Landlord to incur liability to such successor tenant for which Tenant shall be responsible.

6.14      Corporate Authority. If Tenant is a corporation or limited liability company or partnership or if Tenant is a partnership on whose behalf a partner which is a corporation or limited liability company executes this Lease, then in any such case, each individual executing this Lease on behalf of such corporation, limited liability company, or partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation, limited liability company and/or partnership, as the case may be.

6.15      Utilities. Tenant shall not obtain any electrical or other utility services from vendors other than those selected by Landlord or approved by Landlord in writing.

6.16      Wi-Fi Network.

(a)        Tenant shall have the right to install a Wireless Fidelity Network ("Wi-Ei Network") for intranet, internet, and communications purposes only within its Premises for the use of Tenant and its employees and customers, subject to the provisions of this section and other provisions of this Lease, as applicable.

(b)        Notwithstanding anything to the contrary contained herein, Tenant shall, at its sole cost and expense, return the Premises to the condition as existed on the date immediately prior to the commencement of the Term, including, without limitation, removal of the Wi-Fi Network from the Premises, prior to the termination of the Term.

(c)        Tenant shall indemnify, hold harmless, and defend Landlord (except for matters directly resulting from Landlord's gross negligence or willful misconduct) against all claims, losses or liabilities arising as a result of Tenant's use and/or construction of any Wi-Fi Network.

(d)        Tenant shall limit Wi-Fi Network use solely to Tenant's employees and customers within the Premises.

(e)        Tenant agrees that Tenant's communications equipment and the communications equipment of Tenant's service providers and contractors located in or about the Premises or installed in the Building to service the Premises, including, without limitation, any antennas, switches, or other equipment (collectively, "Tenant's Communications Equipment") shall be of a type and, if applicable, a frequency that will not cause radio frequency, electromagnetic, or other interference to any other party, or occupants of the Project or any other party. Should any interference occur, Tenant shall take all necessary steps as soon as commercially practicable and no later than three (3) days following such occurrence to correct such interference. If such interference continues after such three-day period, Tenant shall immediately cease operating Tenant's Communications Equipment until such interference is corrected or remedied to Landlord's satisfaction.

(f)        Tenant acknowledges that Landlord has granted and/or may grant leases, licenses and/or other rights to other tenants and occupants of the Project and to telecommunication service providers.

ARTICLE 7

Hazardous Materials

7.1        Definitions. As used in this Lease, the term "Hazardous Material" means any flammable items, explosives, radioactive materials, hazardous or toxic substances, material or waste or related materials, including any substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "infectious wastes", "hazardous materials" or "toxic substances" now or subsequently regulated under any applicable federal, state or local laws or regulations including, without limitation, oil, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds, and including any different products and materials which are subsequently found to have adverse effects on the environment or the health and safety of persons. "Hazardous Materials Laws" shall mean any federal, state or local laws, ordinances, orders, rules, regulations or policies, now or hereafter in force, as amended from time to time, in any way relating to the environment, health and safety, and Hazardous Materials (including, without limitation, the use, handling, transportation, production, disposal, discharge or storage thereof) or to industrial hygiene or the environmental conditions in, on, under or about the Project, including, without limitation, soil, groundwater and indoor and ambient air.

7.2        General Prohibition. Tenant shall not cause or permit any Hazardous Material to be generated, produced, brought upon, used, stored, treated or disposed of in or about the Premises or the Project by Tenant, its agents, employees, contractors, sublessees or invites without the prior written consent of Landlord.

7.3        Indemnification. Tenant shall indemnify, defend and hold Landlord harmless from any and all actions (including, without limitation, remedial or enforcement actions of any kind, administrative or judicial proceedings and orders or judgments, arising out of or resulting therefrom), costs, claims, damages (including, without limitation, punitive damages), expenses (including, without limitation, attorneys', consultants', and experts' fees, court costs and amounts paid in settlement or any claims or actions), fines, forfeitures or other civil, administrative or criminal penalties, injunctive or other relief (whether or not based upon personal injury, property damage, contamination of, or adverse effects upon, the environment, water tables or natural resources), liabilities or liabilities or losses (economic or other) arising from a breach of this prohibition by Tenant, its agents, employees, contractors, sublessees or invitees. The indemnification obligations of the Tenant contained in this subsection shall survive the expiration or termination of this Lease.

7.4        Obligation to Remediate. In the event that Hazardous Materials are discovered upon, in, or under the Premises, and the applicable governmental agency or entity having jurisdiction over the Premises requires the removal of such Hazardous Materials arising out of or related to the use or occupancy of the Premises by Tenant or its agents, affiliates, customers, employees, business associates or assigns, but not those of its predecessors, Tenant shall at its sole cost and expense remove such Hazardous Materials, and perform any remediation or other action required by the applicable governmental agency or reasonably required by Landlord necessary to make full economic use of the Project. Notwithstanding the foregoing, Tenant shall not take any remedial action in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise with respect to any claims relating to any Hazardous Material in any way connected with the Premises or the Project without first notifying Landlord of Tenant's intention to do so and affording Landlord the opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interest with respect thereto. Tenant immediately shall notify Landlord in writing of: (i) any spill, release, discharge or disposal of any Hazardous Material in, on or under the Premises, the Project or any portion thereof; (ii) any enforcement, cleanup, removal or other governmental or regulatory action instituted, contemplated, or threatened pursuant to any Hazardous Materials Laws; (iii) any claim made or threatened by any person against Tenant, the Premises, or the Project relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (iv) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or removed from the Premises or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant also shall supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Premises, the Project or Tenant's use thereof.

7.5        Survival. Tenant's breach of any of its covenants or obligations contained in this Article 7 shall constitute a material default under the Lease. The obligations of the Tenant contained in this Article 7 shall survive the expiration or earlier termination of this Lease without any limitation and shall constitute obligations that are independent and severable from Tenant's covenants and obligations to pay rent under this Lease.

ARTICLE 8

Assignment or Sublease

8.1        Consent Required.

(a)        Consent Standard. Tenant shall not assign this Lease in whole or in part, sublease all or any part of the Premises or otherwise sell, transfer or hypothecate this Lease or grant any right to use or occupy the Premises to another party (all of such events shall be referred to herein as a "Transfer" and any such assignee, purchaser, subtenant or other transferee shall be a "Transferee" for purposes of this Article) without Landlord's prior written consent which may be given or withheld in Landlord's sole, subjective and absolute discretion; provided that if Tenant is not in default at the time it requests consent to the Transfer, Landlord shall not unreasonably withhold, condition or delay consent to an assignment of Tenant's entire interest in this Lease or to any sublease if the conditions set forth in Section 8.2 are satisfactory to Landlord. If Tenant intends to enter into a Transfer, Tenant shall give Landlord at least thirty (30) days written notice of such intent. Tenant's notice shall set forth the effective date of such Transfer and shall be accompanied by a copy of the executed agreements between Tenant and the proposed Transferee and complete financial information regarding the proposed Transferee. If requested by Landlord, Tenant shall provide Landlord with (a) any additional information or documents reasonably requested by Landlord relating to the proposed Transfer or the Transferee, and (b) an opportunity to meet and interview the proposed Transferee. This Lease may not be transferred by operation of law. All of the following shall constitute Transfers subject to this Article 8: (x) if Tenant is a corporation that is not publicly traded on a national exchange, then any transfer of this Lease by merger, consolidation or liquidation, or any direct, indirect or cumulative change in the ownership of, or power to vote the majority of Tenant's outstanding voting stock, shall constitute a Transfer; (y) if Tenant is a partnership, then a change in general partners in, or voting or decision-making control of, the partnership shall constitute a Transfer; and (z) if Tenant is a limited liability company, then a change in members in, or voting or decision-making control of, the limited liability company shall constitute a Transfer. Any change in ownership of Tenant's parent of the type described in (x), (y) or (z) above shall also constitute a Transfer subject to this Article 8. These provisions shall apply to any single transaction or any series of related or unrelated transactions having the effect described.

(b)        Permitted Transfers. Notwithstanding anything herein to the contrary, provided Tenant is not in default hereunder, Landlord's consent shall not be required for any proposed Transfer by Tenant under this Article 8 to any of the following: (i) a wholly owned subsidiary; (ii) an entity with which or into which Tenant may merge or consolidate whether or not the Tenant is the survivor of such merger or consolidation but only if, by operation of law or by effective provisions contained in the instruments of merger or consolidation, the liabilities of the entities participating in such merger or consolidation are assumed by the surviving entity and if the entity surviving the merger intends to continue to operate the business of Tenant in the Premises, or (iii) Tenant's parent entity or an affiliated entity under common control with Tenant; provided, however, that in all cases under clauses (i) through (iii) above the Transferee shall have combined assets and revenues at least equal in Landlord's opinion to Tenant's combined assets and revenues at the time of this Lease and again at the time of the Transfer. "Control" for purposes of this Article 8 shall mean ownership of a majority voting interest in any such entity or the possession, directly or indirectly of the power to direct or cause the direction of the day-to-day management of the controlled entity. Each of the entities described in clauses (i) through (iii) above shall be a "Permitted Transferee" if Tenant has provided Landlord with written notice of any Transfer to a Permitted Transferee at least twenty (20) days prior to the effective date thereof together with such evidence as Landlord may reasonably request to establish that such Transfer is to a Permitted Transferee. A Transfer to a Permitted Transferee shall not be subject to the provisions contained in Sections 8.2 or 8.3 below. The rights under this Section 8.1(b) are personal to the originally named Tenant and may not be transferred or assigned to any other party.

8.2        Landlord's Options. If Tenant proposes a Transfer then Landlord may elect to (a) permit Tenant to complete the Transfer on the terms set forth in such notice, subject, however, to such reasonable conditions as Landlord may require and to the balance of this Article 8, or (b) deny the request to Transfer the Lease. Landlord shall have a period of twenty (20) days following any interview and receipt of such additional information as Landlord requests (or thirty (30) days from the date of Tenant's original notice if Landlord does not request additional information or an interview) within which to respond to Tenant's request. If Landlord fails to notify Tenant in writing of such election within said period, Landlord shall be deemed to have waived option (a) above and to have denied consent to the proposed Transfer. In deciding whether to consent to a proposed Transfer, Landlord may consider any factors that Landlord deems relevant, including but not limited to the following: (i) whether the use of the Premises by the proposed Transferee would be a Permitted Use; (ii) whether the proposed Transferee is of sound financial condition and has sufficient financial resources and business expertise, as reasonably determined by Landlord, to perform under this Lease; (iii) whether the proposed Transferee's use involves the storage, use, treatment or disposal of any Hazardous Materials; (iv) whether the proposed use or the proposed Transferee could cause the violation of any covenant or agreement of Landlord to any third party or sublessee or permit any other tenant to terminate its lease; (v) whether the proposed Transferee leases or occupies any other space in the Building; (vi) whether the terms of the Proposed Transfer are reasonable; and (vii) whether there is other comparable space available for lease in the Project. Failure by Landlord to approve a proposed Transfer shall not cause a termination of this Lease, and the sole remedy of Tenant shall be an action for injunctive or declaratory relief.

8.3        Minimum Rental; Division of Excess Rent. Any rent or other consideration realized by Tenant or any Transferee in connection with or as a result of any Transfer in excess of the Base Rent payable hereunder, after first deducting all reasonable and customary costs actually incurred by Tenant to effect such Transfer (such as tenant improvements, brokerage fees, advertising costs and the like) shall be divided equally between Landlord and Tenant and Landlord's share shall be paid promptly to Landlord as Rent hereunder; provided, however, that Landlord shall be entitled to receive the total rent and other consideration if Tenant is in default of any obligation under this Lease until such default is cured. If less than the entire Premises is the subject of a Transfer, the calculation of excess rent shall be made on a per square foot basis.

8.4        Tenant Not Released. No Transfer by Tenant shall relieve Tenant of any obligation under this Lease. Any Transfer that conflicts with the provisions hereof shall be void. No consent by Landlord to any Transfer shall constitute a consent to any other Transfer nor shall it constitute a waiver of any of the provisions of this Article 8 as they apply to any such future Transfers. Following any Transfer, the obligations for which the Tenant or subsequent transferor remains liable under this Lease shall include, without limitation, any obligations arising in connection with any amendments to this Lease executed by Landlord and the Transferee, whether or not such amendments are made with knowledge or consent of the transferor.

8.5        Written Agreement. Any Transfer must be in writing arid the Transferee shall assume in writing, for the express benefit of Landlord, all of the obligations of Tenant under this Lease with respect to the space transferred, provided that no such assumption shall be deemed a novation or other release of the transferor. Tenant shall provide to Landlord true and correct copies of the executed Transfer documents and any amendment thereto during the Term.

8.6        Conditions. Landlord may condition its consent to any proposed Transfer on such conditions as Landlord may reasonably require including, construction of any improvements deemed necessary or appropriate by Landlord by reason of the Transfer and cure of any outstanding defaults under this Lease. Any improvements, additions, or alterations to the Building or the Project that are required by any law, ordinance, rule or regulation, or are deemed necessary or appropriate by Landlord as a result of any Transfer hereunder, shall be installed and provided by Tenant in accordance with Section 6.7, without cost or expense to Landlord.

8.7        Expenses. Landlord may hire outside consultants to review the Transfer documents and information. Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in connection with any request for consent under this Article 8 (even if consent is denied or the request is withdrawn) and such reimbursement shall include the allocated cost of Landlord's or its management company's staff plus all out-of-pocket expenses, including attorneys' fees, on demand provided that the reimbursement shall not exceed Two Thousand Five Hundred Dollars ($2,500.00), so long as Landlord is not asked to amend the Lease, execute any documents other than Landlord's customary consent form or to review more than one draft of the Transfer documents.

8.8        No Restriction on Landlord. Without liability to Tenant, Landlord shall have the right to offer and to lease space in the Project, or in any other property, to any party, including without limitation parties with whom Tenant is negotiating, or with whom Tenant desires to negotiate, a Transfer.

8.9        No Leasehold Financing. Tenant shall not encumber, pledge or mortgage the whole or any part of the Premises or this Lease, nor shall this Lease or any interest thereunder be assignable or transferable by operation of law or by any process or proceeding of any court or otherwise without the prior written consent of Landlord, which consent may be given or withheld in Landlord's sole discretion.

ARTICLE 9

Condition and Operation of the Project

9.1        No Warranty. Landlord's entire obligation with respect to the condition of the Premises, its suitability for Tenant's uses and the improvements to be installed therein shall be as stated in Exhibit C. Landlord shall have no other obligation of any kind or character, express or implied, with respect to the condition of the Premises, Building or Project or the suitability thereof for Tenant's purposes, and Tenant acknowledges that it has neither received nor relied upon any representation or warranty made by or on behalf of Landlord with respect to such matters.

9.2        Project Alterations. Landlord may, in its sole discretion, at any time and from time to time: (a) make alterations, structural modifications, seismic modifications or additions to the Building (including building additional stories) or the Project; (b) change, add to, eliminate or reduce the extent, size, shape or configuration of any aspect of or improvement (including the Buildings) within the Project or its operations; (c) change the arrangement, character, use or location of corridors, stairs, toilets, mechanical, plumbing, electrical or other operating systems or any other parts of the Building; (d) change the name, number or designation by which the Building or the Project is commonly known; or (e) alter or relocate any portion of the Common Areas or any other common facility. None of the foregoing acts shall be deemed an actual or constructive eviction of Tenant, entitle Tenant to any reduction of Rent or result in any liability of Landlord to Tenant. Landlord shall have the exclusive rights to the airspace above and around, and the subsurface below, the Premises and the Project, including, without limitation, the exclusive right to use all exterior walls, roofs and other portions of the Building for signs, notices and other promotional purposes. Landlord shall have the sole and exclusive right to possession and control of the Common Areas and all other areas of the Project outside the Premises.

ARTICLE 10
Lender Rights

10.1      Subordination and Attornment. This Lease is and shall at all times be and remain subject and subordinate to the lien of any present or future deed of trust, mortgage or other security instrument (a "Mortgage") or any ground lease, master lease or primary lease (a "Primary Lease") (and to any and all advances made thereunder) upon the Property or Premises, (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as "Landlord's Mortgagee"), unless Landlord requires this Lease to be superior to any such Mortgage or Primary Lease. The word "Mortgage" as used herein includes mortgages, deeds of trust and any sale-leaseback transactions, or other similar instruments and modifications, extensions, renewals and replacements thereof; and any and all advances thereunder. Tenant shall execute and return to Landlord within ten (10) Business Days after Landlord's written request any and all documentation required by Landlord to evidence the subordination (or superiority) of this Lease to any Mortgage or Primary Lease.

(a)        In the event of subordination of this Lease to any Mortgage, Landlord will attempt to obtain from the Landlord's Mortgagee, a written nondisturbance agreement to the effect that in the event of a foreclosure or other action taken under the Mortgage by the holder thereof, (i) this Lease and the rights of Tenant hereunder shall not be disturbed but shall continue in full force and effect so long as Tenant shall not be in default hereunder, and (ii) Landlord's Mortgagee will agree that in the event it shall be in possession of the Premises, that so long as Tenant shall observe and perform all of the obligations of Tenant to be performed pursuant to this Lease, Landlord's Mortgagee will perform all obligations of Landlord required to be performed under this Lease.

(b)        In the event any proceedings are brought for foreclosure, or in the event of the exercise of the power of sale under any Mortgage made by the Landlord covering the Premises, Tenant shall attorn to the purchaser at any such foreclosure, or to the grantee of a deed in lieu of foreclosure, and recognize such purchaser or grantee as the landlord under this Lease. Tenant hereby agrees that no Landlord's Mortgagee or its successor shall be (i) bound by any payment of Rent or Additional Rent for more than one (1) month in advance, (ii) bound by any amendment or modification of this Lease made without the consent of Landlord's Mortgagee or its successor, (iii) liable for any breach, act or omission of any prior landlord, (iv) bound to effect or pay for any construction for Tenant's occupancy, (v) subject to any claim of offset or defenses that Tenant may have against any prior landlord, or (vi) have any liability or obligation whatsoever to Tenant or Tenant's successors or assigns for the return of all or any part of the Security Deposit unless, and then only to the extent that, such party actually receives all or any part of the Security Deposit.

10.2      REAs. Tenant agrees that this Lease and the rights of Tenant hereunder are subject and subordinate to any reciprocal access or easement agreements whether now or in the future affecting the Project (the "REAs"); provided, however, any future REAs shall not materially adversely affect any specific rights granted to Tenant hereunder with respect to parking or access.

10.3      Estoppel Certificate. Within ten (10) Business Days of a written request from Landlord, Tenant shall execute and deliver to Landlord any estoppel certificate addressed to Landlord and/or to any Landlord's Mortgagee or prospective Landlord's Mortgagee or, any purchaser or prospective purchaser of all or any portion of, or interest in, the Project, on such form as is supplied by Landlord or such other addressee, certifying as to such facts (if true) and agreeing to such reasonable notice and cure provisions and other matters as the addressee may reasonably require. In the event that Tenant fails or refuses to deliver an estoppel certificate to Landlord within ten (10) days of a written request, then Tenant shall conclusively be deemed, without exception, to have acknowledged the correctness of the statements set forth in the form of certificate provided and Tenant shall be stopped from denying the correctness of each such statement, and the addressee thereof may rely on the correctness of the statements in such form of certificate, as if made and certified by Tenant. Tenant hereby constitutes and appoints Landlord as Tenant's attorney-in-fact to execute any such certificate for and on behalf of Tenant in the event Tenant fails to execute such certificate or instrument and deliver the same within ten (10) days following Landlord's request.

ARTICLE 11
Insurance

11.1      Landlord's Casualty Insurance. Landlord may maintain, or cause to be maintained, a policy or policies of insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, insuring the Project against loss or damage by fire or other insurable hazards (including earthquake loss if Landlord elects to maintain such coverage) and contingencies for the full insurable value thereof or, in the alternative, insuring for eighty percent (80%) of the replacement cost thereof (or such minimum amount as shall be required to eliminate operation of coinsurance provisions), exclusive of excavations and foundations. Landlord shall not be obligated to insure any of Tenant's furniture, equipment, machinery, trade-fixtures, personal property, goods or supplies ("Tenant's Personal Property"), or any Alterations that Tenant may make upon the Premises. If the annual premiums paid by Landlord for such casualty insurance exceed the standard premium rates because the nature of Tenant's operations result in extra-hazardous or higher than normal risk exposure, then Tenant shall, upon receipt of appropriate premium invoices, reimburse Landlord for such increases in premium. All insurance proceeds payable under Landlord's insurance carried hereunder shall be payable solely to Landlord and Tenant shall have no interest therein.

11.2      Landlord's Liability Insurance. Landlord shall maintain a policy or policies of commercial general liability insurance with the premiums thereon fully paid in advance, issued by and binding upon an insurance company of good financial standing, such insurance to afford minimum protection of not less than Two Million Dollars ($2,000,000.00), per occurrence, combined single limit, for bodily injury (including death and property damage). The coverages required to be carried shall be extended to include, but not to be limited to, blanket contractual liability, personal injury liability (libel, slander, false arrest and wrongful eviction), and broad form property damage liability.

11.3      Tenant's Insurance. Tenant shall, during the Lease Term, procure at its expense and keep in full force the following insurance:

(a)        Property Coverage. Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures, and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, wind, earthquake, terrorism and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

(b)        Liability Coverage. Commercial general liability insurance naming the Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Five Million Dollars ($5,000,000). Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this lease.

(c)        Business Interruption. Business interruption and extra expense insurance in such amounts to reimburse Tenant for direct or indirect loss attributable to all perils commonly insured against by prudent tenants or attributable to prevention of access to the Premises or the Building as result of such perils.

(d)        Workers' Compensation Insurance. Workers' compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $1,000,000 per accident, $1,000,000 disease, policy limit and $1,000,000 disease limit each employee.

(e)         Other. Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

(f)        Form of Policy. All policies required to be carried by Tenant, under this Article 11 shall be written with financially responsible companies rated A- X or better in the most current issue of A.M. Best's Insurance Ratings Guide. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed $1,000.

(g)        Certificates. Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Term Commencement Date and annually thereafter at least thirty (30) days prior to the policy expiration date. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage. In the event Tenant does not purchase the insurance required by this Lease or keep the same in full force and effect, Landlord may, but shall not be obligated to purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Rent, any and all reasonable expenses (including attorneys' fees) and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain such insurance.

11.4    Indemnity and Exoneration.

(a)        Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Parties from all damages, costs and expenses (including reasonable attorneys' fees), judgments, injuries, liabilities, claims and losses (collectively "Claims") (i) arising within the Premises; (ii) arising from Tenant's use or control of the Premises or the conduct of Tenant's business or from any activity, work or thing done, permitted or suffered by Tenant in or about the Premises or any part of the Project; (iii) arising from any act, neglect, fault or omission of Tenant or of its agents, employees, or contractors; (iv) arising out of any criminal act of any third party causing injury or damage to the property of Tenant or its agents, employees or invitees (it being agreed that, notwithstanding anything to the contrary, the Landlord Parties shall not be liable for any criminal act of a third party); or (v) arising out of any breach of any provision of this Lease by Tenant; provided, however, that Tenant's obligation to indemnify, defend and hold harmless shall not apply to Claims arising from the gross negligence or willful misconduct of any of the Landlord Parties.

(b)        Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises from any cause whatsoever except that which is caused by the gross negligence or willful misconduct of the Landlord Parties or any of them or Landlord's breach of this Lease. Tenant hereby waives all its Claims in respect thereof against Landlord. The provisions of this section shall survive the expiration or termination of this Lease with respect to any damage, injury, death, breach or default occurring prior to such expiration or termination.

(c)        Landlord shall not be liable (i) for any damage caused by other tenants or persons in or about the Project or Premises, (ii) for any loss or damage to person or property which is either covered by insurance or which Tenant is required to insure under this Lease, or (iii) for indirect, consequential or punitive damages arising out of any loss of use of the Project or the Premises or any equipment or facilities therein by Tenant or any person claiming through or under Tenant. Tenant shall look to its property damage or business interruption insurance policies, and not to Landlord for any loss incurred as a result of damage to its property or interruption of its business.

(d)        To the extent, but only to the extent, necessary to fully indemnify the parties from Claims made by the indemnifying party or its employees, the indemnities herein constitute a waiver of the indemnifying party's immunity under the Washington Industrial Insurance Act, RCW Title 51, as between Landlord and Tenant only.

11.5      Indemnity for Liens. Tenant shall indemnify, defend and protect Landlord and hold and save Landlord harmless of and from any and all loss, claims, proceedings, cost, damage, injury, causes of action, liabilities or expense arising out of or in any way related to work or labor performed, materials or supplies furnished to or at the request of Tenant or in connection with performance of any work done for the account of Tenant in the Premises or the Project.

11.6      Waiver of Subrogation Rights. Landlord and Tenant hereby mutually waive their respective rights of recovery against each other for any loss of, or damage to, either parties' property, to the extent that such loss or damage is insured by an insurance policy (or in the event either party elects to self-insure any property coverage required) required to be in effect at the time of such loss or damage. Each party shall obtain any special endorsements, if required by its insurer whereby the insurer waives its rights of subrogation against the other party. The provisions of this clause shall not apply in those instances in which waiver of subrogation would cause either party's insurance coverage to be voided or otherwise made uncollectible.

ARTICLE 12

Casualty and Eminent Domain

12.1      Damage and Destruction. If a fire or other casualty in the Premises or the Project occurs, Tenant shall immediately give notice thereof to Landlord. The following provision shall apply to any fire or other casualty:

(a)        If the damage is limited solely to the Premises and the Premises can, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage.

(b)        If portions of the Project outside the boundaries of the Premises are damaged or destroyed (whether or not the Premises are also damaged or destroyed) and (i) the Premises and the Project can both, in the reasonable opinion of Landlord, be made tenantable with all damage repaired within six (6) months from the date of damage or destruction, and (ii) Landlord determines that such reconstruction is economically feasible, then Landlord shall diligently rebuild the same; provided, however, that Landlord shall not be obligated to expend for such repair an amount in excess of the insurance proceeds recovered or recoverable as a result of such damage and Landlord shall have no obligation to repair or restore Tenant Extra Improvements or Alterations.

(c)        If (i) the Premises should be damaged by any occurrence not covered by Landlord's insurance, or (ii) the Premises or the Building should be damaged to the extent that the damage cannot, in Landlord's reasonable opinion be restored within six (6) months from the date of damage, or (iii) the Building should be damaged to the extent of more than fifty percent (50%) of the cost of replacement thereof, notwithstanding that the Premises may be undamaged, or (iv) if the damage occurs during the last two (2) years of the Term, Landlord may elect either to repair or rebuild the Premises or the Building or to terminate this Lease upon giving notice in writing of such election to Tenant within sixty (60) days after the happening of the event causing the damage.

(d)        During any period when the Premises are rendered untenantable because of any casualty, Base Rent shall abate proportionately until such time as the Premises are made tenantable as reasonably determined by Landlord, and no portion of the Rent so abated shall be subject to subsequent recapture; provided, however, that there shall be no such abatement (i) except to the extent that the amount thereof is compensated for and recoverable from the proceeds of rental abatement or business interruption insurance maintained by Landlord with respect to this Lease, the Premises or the Project or (ii) if the damage is caused by Tenant or any Tenant Party.

(e)        The proceeds from any insurance paid by reason of damage to or destruction of the Project or the Building or any part thereof, the Building Standard Improvements or any other element, component or property insured by Landlord shall belong to and be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon. If this Lease is terminated by either party as a consequence of a casualty in accordance with any of the provisions of this Section 12.1, all proceeds of insurance required to be maintained either by Landlord or Tenant shall be paid to Landlord subject to the rights of any mortgagee of Landlord's interest in the Project or the beneficiary of any deed of trust that constitutes an encumbrance thereon; provided, however, that Tenant shall be paid all proceeds of insurance payable in connection with Tenant's Personal Property.

(f)        If the Premises, or any part thereof, or any portion of the Building necessary for Tenant's use of the Premises, are damaged or destroyed during the last twelve (12) months of the Term, or any extension thereof, Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party within thirty (30) days after the date of the casualty, in which case this Lease shall terminate as of the later of the date of the casualty or the date of Tenant's vacation of the Premises.

(g)        Except to the extent expressly provided in this Lease, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to Landlord's insurance carriers that Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

(h)        If Landlord rebuilds the Premises under any provision of this Article 12, Tenant shall repair and restore Tenant Extra Improvements and any Alterations at Tenant's expense so as to restore the Premises to the condition existing prior to such damage or destruction, or, at Landlord's election, Landlord may repair and rebuild the Alterations, at Tenant's sole cost and expense in accordance with Section 6.7 of this Lease.

12.2      Condemnation.

(a)        If such portion of the Premises or any portion of the Project shall be taken or condemned for any public purpose and the remainder of the Premises are rendered untenantable, as reasonably determined by Landlord, this Lease shall, at the option of either party, terminate as of the date of such taking. If this Lease is not terminated in its entirety then it shall terminate only as to the portion of the Premises taken and Base Rent and Tenant's Proportionate Share shall be adjusted to reflect the new Net Rentable Area of the Premises and/or the Project. If any portion of the Project shall be taken or condemned for any public purpose to such an extent as to render the Project not economically viable in Landlord's discretion, then whether or not the Premises or any part thereof is taken or conveyed, Landlord may by notice in writing to Tenant terminate this Lease, and the Base Rent and other charges shall be paid or refunded as of the date of termination.

(b)        If during the Term of this Lease the entire Premises shall be taken by eminent domain or destroyed by the action of any public or quasi-public authority or in the event of conveyance in lieu thereof, this Lease shall terminate as of the day possession shall be taken by such authority, and Tenant shall pay Rent up to that date with an appropriate refund by Landlord of such rent as shall have been paid in advance for a period subsequent to the date of the taking of possession.

(c)        If a temporary taking of all or a portion of the Premises occurs, there shall be no abatement of Rent and Tenant shall remain fully obligated for performance of all of the covenants and obligations on its part to be performed pursuant to the terms of this Lease. All proceeds awarded or paid with respect thereto shall belong to Tenant.

(d)        All compensation awarded for any such taking or conveyance whether for the whole or a part of the Premises shall be the property of Landlord, whether such damages shall be awarded as compensation for diminution in the value of the leasehold or of the fee of or underlying leasehold interest in the Premises, and Tenant waives all claims against Landlord and the condemning authority for damages for termination of its leasehold interest or interference with its business and hereby assigns to Landlord all of Tenant's right, title and interest in and to any and all such compensation; provided, however, that Tenant shall be entitled to claim, prove and receive in the condemnation proceedings such separate award as may under the laws of the State of Washington be expressly allocated to Tenant's personal property or relocation expenses, provided that such award shall be made by the court in addition to and shall not result in a reduction of the award made to Landlord.

ARTICLE 13
Default

13.1      Events of Default. The occurrence of any of the following shall constitute an event of default ("Event of Default") on the part of Tenant:

(a)        Non-payment of Rent. Failure to pay any installment of Base Rent, Operating Costs or other items of additional Rent within five (5) days after the due date;

(b)        Other Obligations. Failure to perform any obligation, agreement or covenant under this Lease other than those matters specified in Sections 13.1(a), such failure continuing for fifteen (15) days after written notice of such failure (or with respect to non-monetary obligations only, such longer period as is reasonably necessary to remedy such default, provided that Tenant shall continuously and diligently pursue such remedy at all times until such default is cured);

(c)        General Assignment. A general assignment for the benefit of creditors by Tenant or any guarantor of Tenant's obligations hereunder ("Guarantor");

(d)        Bankruptcy. The filing of any voluntary petition in bankruptcy by Tenant or Guarantor, or the filing of an involuntary petition by Tenant's or Guarantor's creditors, which involuntary petition remains undischarged for a period of sixty (60) days. If under applicable law the trustee in bankruptcy or Tenant has the right to affirm this Lease and continue to perform the obligations of Tenant hereunder, such trustee or Tenant shall, in such time period as may be permitted by the bankruptcy court having jurisdiction, cure all defaults of Tenant hereunder outstanding as of the date of the affirmance of this Lease and provide to Landlord such adequate assurances as may be necessary to ensure Landlord of the continued performance of Tenant's obligations under this Lease;

(e)        Receivership. The employment of a receiver to take possession of substantially all of Tenant's assets or the Premises, if such receivership remains undissolved for a period often (10) Business Days after creation thereof;

(f)        Attachment. The attachment, execution or other judicial seizure of all or substantially all of Tenant's assets or the Premises, if such attachment or other seizure remains undismissed or undischarged for a period of ten (10) Business Days after the levy thereof;

(g)        Insolvency. The admission by Tenant or Guarantor in writing of its inability to pay its debts as they become due, the filing by Tenant or Guarantor of a petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, the filing by Tenant or Guarantor of an answer admitting or failing timely to contest a material allegation of a petition filed against Tenant or Guarantor in any such proceeding or, if within thirty (30) days after the commencement of any proceeding against Tenant or Guarantor seeking any reorganization, or arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed.

13.2      Remedies Upon Default.

(a)        Termination. If an Event of Default occurs, Landlord shall have the right, with or without notice or demand, immediately (after expiration of the applicable grace periods specified herein) to terminate this Lease, and at any time thereafter recover possession of the Premises or any part thereof and expel and remove therefrom Tenant and any other person occupying the same, by any lawful means, and again repossess and enjoy the Premises without prejudice to any of the remedies that Landlord may have under this Lease, or at law or equity by reason of Tenant's default or of such termination.

(b)        Continuation After Default. Even though Tenant has breached this Lease and/or abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession under Section 13.2(a) hereof, and Landlord may enforce all of its rights and remedies under this Lease, including (but without limitation) the right to recover Rent as it becomes due. Acts of maintenance, preservation or efforts to lease the Premises or the appointment of receiver upon application of Landlord to protect Landlord's interest under this Lease shall not constitute an election to terminate Tenant's right to possession.

(c)        Cure. Landlord may cure such default or perform such obligation on Tenant's behalf and at Tenant's expense as an Extra Service. Tenant shall reimburse Landlord on demand pursuant to Section 5.4.

13.3      Damages Upon Termination. Should Landlord terminate this Lease pursuant to the provisions of Section 13.2(a) hereof, Landlord shall have all the rights and remedies of a landlord under applicable law and, in addition, Landlord shall be entitled to recover from Tenant: (a) the worth at the time of award of the unpaid Rent and other amounts which had been earned at the time of termination; (b) the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that the Tenant proves could have been reasonably avoided; (c) the worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; (d) ail costs incurred by Landlord in reletting the Premises, including without limitation, brokerage commissions, attorneys' fees, marketing and advertising expenses and expenses of cleaning, restoring or remodeling the Premises; and (e) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom. The "worth at the time of award" of the amounts referred to in (a) and (b) shall be computed with interest at eighteen percent (18%) per annum or the highest lawful commercial interest rate, whichever is the lower. The "worth at the time of award" of the amount referred to in (c) shall be computed by discounting such amount at the "discount rate" of the Federal Reserve Bank of San Francisco in effect as of time of award plus one percent (1%) and, where rental value is a material issue, shall be based upon competent appraisal evidence.

13.4      Computation of Rent for Purposes of Default. For purposes of computing unpaid Rent that would have accrued and become payable under this Lease pursuant to the provisions of Section 13.3, unpaid Rent shall consist of the sum of:

(a)        the total Base Rent for the balance of the Term, plus

(b)        a computation of the Operating Costs for the balance of the Term, the assumed Operating Costs for the calendar year of the default and each future calendar year in the Term to be equal to the Operating Costs for the calendar year prior to the year in which default occurs compounded at a per annum rate equal to the mean average rate of inflation for the preceding five (5) calendar years as determined by reference to the Consumer Price Index-All Items for Seattle-Tacoma-Bremerton, All Urban Consumers, published by the Bureau of Labor Statistics of the United States Department of Labor (Base Year 1982-84=100), or such successor index as may be established to provide a measure of the current purchasing power of the dollar (provided, however, that if no successor index is published by the United States Department of Labor, Landlord may select in its reasonable discretion a substitute index or method of measuring inflation).

13.5      Late Charge. In addition to its other remedies, if any payment of Rent is not received by the fifth (5th) day after the due date thereof, Tenant shall pay a late fee in an amount equal to the greater of Two Hundred Fifty Dollars ($250.00) or five percent (5%) of the delinquency, the parties agreeing that Landlord's damage by virtue of such delinquencies would be difficult to compute and the amount stated herein represents a reasonable estimate thereof. In addition, Tenant shall pay interest on such delinquency at the rate of twelve percent (12%) per annum or the highest lawful commercial interest rate, whichever is the lower, from the due date until such sum is paid in full. The provision for a late charge and interest set forth in this Section 13.5, and any collection of a late charge or interest by Landlord, shall not be deemed a waiver of any breach or Event of Default by Tenant under this Lease. if Tenant pays Rent after the due date thereof more than two (2) times in any twelve (12) month period or four (4) times over the Term then the next late payment shall constitute a non-curable default and Landlord shall be entitled to reject such late payment and exercise its remedies under Section 13.2. If Tenant's Rent checks are returned by the bank without payment then Landlord may require Tenant to pay future installments of Rent by certified or cashiers' check.

13.6      Remedies Cumulative. All of the remedies permitted or available to Landlord under this Lease, or at law or in equity, shall be cumulative and not alternative and invocation of any such right or remedy shall not constitute a waiver or election of remedies with respect to any other permitted or available right or remedy.

13.7      Tenant's Remedies. Landlord shall not be in default unless Landlord fails to cure a default by Landlord of its obligations under this Lease within sixty (60) days after its receipt of notice thereof from Tenant, or if such default is not capable of being cured within said sixty (60) day period, Landlord has failed to commence such cure and diligently pursue such cure until completion. In no event shall Landlord be liable for consequential damages. Tenant shall not sue, seek any remedy or enforce any right against Landlord until (a) Tenant gives written notice to all Landlord's Mortgagees, and (b) a reasonable opportunity for such Landlord's Mortgagee, at its option, to remedy the act or omission has elapsed following the giving of notice by Tenant to Landlord's Mortgagee required hereunder, including, without limitation, time to obtain possession from Landlord by power of sale or judicial foreclosure, it being agreed that the Landlord's Mortgagee shall have no obligation to Tenant to cure or remedy any act or omission of Landlord. Tenant shall look solely to Landlord's interest in the Building for recovery of any judgment from Landlord whether from a breach hereof or from a right created by statute or at common law. Landlord and Landlord Parties shall not be personally liable for any such judgment. Tenant agrees that no other property or assets of Landlord or any partner or member of Landlord shall be subject to levy, execution or other enforcement procedures for satisfaction of any such judgment or decree; no partner or member of Landlord shall be sued or named as a party in any suit or action (except as may be necessary to secure jurisdiction over Landlord); no service of process shall be made against any partner or member of Landlord (except as may be necessary to secure jurisdiction over Landlord); no judgment shall be taken against partner or member of Landlord; no writ of execution shall ever be levied against the assets of any partner or member of Landlord; and these covenants, limitations and agreements are enforceable both by Landlord and by any partner or member of Landlord. Any lien obtained to enforce any such judgment and any levy of execution thereon shall be subject and subordinate to any Mortgage or Primary Lease.

ARTICLE 14
Miscellaneous

14.1      No Waiver. Failure of Landlord or Tenant to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord or Tenant, as the case may be, shall have the right to declare any such default at any time thereafter. No waiver by Landlord of an Event of Default, or any agreement, term, covenant or condition contained in this Lease, shall be effective or binding on Landlord unless made in writing and no such waiver shall be implied from any omission by Landlord to take action with respect to such Event of Default or other such matter. No express written waiver by Landlord of any Event of Default, or other such matter, shall affect or cover any other Event of Default, matter or period of time, other than the Event of Default, matter and/or period of time specified in such express waiver. One or more written waivers by Landlord of any Event of Default, or other matter, shall not be deemed to be a waiver of any subsequent Event of Default, or other matter, in the performance of the same provision of this Lease. Acceptance of Rent by Landlord hereunder, or endorsement of any check, shall not, in and of itself, constitute a waiver of any breach or Event of Default or of any agreement, term, covenant or condition of this Lease, except as to the payment of Rent so accepted, regardless of Landlord's knowledge of any concurrent Event of Default or matter. Landlord may, at its election, apply any Rent received from Tenant to the oldest obligation outstanding from Tenant to Landlord, any endorsement or other statement of Tenant to the contrary notwithstanding. No course of conduct between Landlord and Tenant, and no acceptance of the keys to or possession of the Premises before the termination of the Term by Landlord or any employee of Landlord shall constitute a waiver of any such breach or of any term, covenant or condition of this Lease or operate as a surrender of this Lease.

14.2      Holding Over. If Tenant (or anyone claiming under Tenant) remains in possession after expiration or termination of this Lease without the written consent of Landlord, Tenant shall comply with all terms and conditions of this Lease except that Tenant shall pay Base Rent for each month or partial month of occupancy thereafter at a rate equal to one hundred fifty percent (150%) of the Base Rent for the last month of the Term, together with such other amounts as may become due hereunder. No occupancy or payment of Rent by Tenant after expiration of the Term shall operate to renew or extend the Term. If Tenant remains in possession after the expiration or termination of this Lease without Landlord's consent, in addition to the payment described in the first sentence of this Section 14.2, Tenant shall indemnify, defend, protect and hold Landlord and Landlord Parties harmless from and against any and all Claims for damages by any other tenant or third person to whom Landlord may have leased or offered to lease all or any part of the Premises effective on or after the termination of this Lease, together with all loss, cost, expense, damages and liabilities in connection with any such reletting, including, without limitation, attorneys' fees and Landlord's lost revenues. If Tenant holds over with the consent of Landlord in writing Tenant shall thereafter occupy the Premises under this Lease on a month-to-month basis and Base Rent shall be increased to one hundred twenty five percent (125%) of the Base Rent for the last month of the Term.

14.3      Attorneys' Fees. If either party places the enforcement of this Lease, or any part thereof, or the collection of any Rent due, or to become due hereunder, or recovery of the possession of the Premises in the hands of an attorney or collection agency, or files suit upon the same, or seeks a judicial declaration of rights hereunder, the prevailing party shall recover its reasonable attorneys' fees, court costs and collection agency charges. As used herein, "prevailing party" shall mean the party who substantially prevails in the matter at issue, including without limitation, a party who dismisses an action for recovery hereunder in exchange for payment of the sums allegedly due, performance of covenants allegedly breached or consideration substantially equal to the relief sought in the action.

14.4      Amendments. This Lease may not be altered, changed or amended, except by an instrument in writing signed by both parties.

14.5      Transfers by Landlord. Landlord shall have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Project. If Landlord sells or otherwise transfers the Building or the Project, or if Landlord assigns its interest in this Lease, other than an assignment solely for security purposes, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord's obligations hereunder, and Landlord shall thereupon be relieved of all liabilities hereunder arising thereafter, but this Lease shall otherwise remain in full force and effect. Landlord or any person or party succeeding to possession of the Project as a successor to Landlord shall be subject to Landlord's obligations hereunder only during the period of such person's or party's ownership.

14.6      Severability. If any term or provision of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and shall be enforceable to the extent permitted by law.

14.7      Notices. All notices, demands, consents and approvals that may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been given upon delivery if sent by personal delivery or when deposited with a nationally recognized overnight courier service or in the United States mail, certified or registered, postage prepaid, and addressed to the party to be notified at the address for such party specified on the Basic Lease Information Sheet, or to such other place as the party to be notified may from time to time designate by at least fifteen (15) days' notice to the notifying party. Tenant shall deliver a copy of any notice given to Landlord to (a) Landlord's property manager, and (b) any Landlord's Mortgagee whose address is known to Tenant. Notwithstanding the foregoing, personal delivery of notices to Tenant may be made by leaving a copy of the notice, addressed to Tenant, at the Premises. Tenant appoints as its agent to receive service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises.

14.8      Building Planning. Landlord shall have the right to relocate the Premises to any other space in the Project upon all of the following terms, covenants and conditions:

(a)        Landlord shall give Tenant at least ninety (90) days written notice prior to the effective date of the relocations.

(b)        The relocated Premises must be of substantially comparable size to the initial Premises.

(c)        If Tenant has not occupied the Premises, Landlord shall reimburse Tenant for (i) the necessary and reasonable costs incurred by Tenant in planning for the space in the initial Premises which have been previously approved by Landlord and have no benefit to Tenant on the relocated floor; and (ii) for such other reasonable, out-of-pocket costs that Tenant incurs as a direct result of the relocation which have been previously approved by Landlord.

(d)        If Tenant is occupying the Premises at the time Landlord gives notice of any such relocation, Landlord shall pay the cost of moving Tenant, its property and equipment to the relocated Premises and shall, without cost or expense to Tenant, improve the new Premises with improvements substantially similar to those located in the space Tenant is to vacate.

(e)        All of the other terms, covenants and conditions to the Lease shall remain unchanged and in full force and effect, except that the Basic Lease Information Sheet shall be revised to correctly identify the Premises after such relocation and to state the new Net Rentable Area, Tenant's Proportionate Share and Base Rent relative to the relocated Premises, each of which shall be adjusted to reflect the Net Rentable Area of the relocated Premises with the exception that Tenant's Base Rent rate per square foot shall not increase.

14.9      No Option. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option to lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord shall not be deemed to have made an offer to Tenant by furnishing Tenant with a copy of this Lease with particulars inserted. No contractual or other rights shall exist or be created between Landlord and Tenant until all parties hereto have executed this Lease and fully executed copies have been delivered to Landlord and Tenant.

14.10   Integration and Interpretation. The terms of this Lease are intended by the parties as a final expression of their agreement with respect to such terms as are included in this Lease and may not be contradicted by evidence of any prior or contemporaneous agreement, arrangement, understanding or negotiation (whether oral or written). The parties further intend that this Lease constitutes the complete and exclusive statement of its terms. The language in all parts of this Lease shall in all cases be construed as a whole and in accordance with its fair meaning and not construed for or against any party, regardless of which party may have drafted the provision in question, it being agreed that this is a negotiated agreement. The following exhibits and schedules are attached hereto and incorporated by this reference as if fully set forth herein:

Exhibit A        Floor Plan of the Premises

Exhibit B        Legal Description of the Project

Exhibit C        Initial Improvement of the Premises

Exhibit D        Rules and Regulations

Exhibit E        Lease Commencement Certificate

14.11   Quitclaim. Upon expiration or earlier termination of this Lease, Tenant shall, immediately upon request of Landlord, execute, acknowledge and deliver to Landlord a recordable deed quit-claiming to Landlord all interest of Tenant in the Premises, the Project and this Lease.

14.12   No Easement for Light, Air and View. This Lease conveys to Tenant no rights for any light, air or view. No diminution of light, air or view, or any impairment of the visibility of the Premises from inside or outside the Building, by any structure or other object that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Rent under this Lease, constitute an actual or constructive eviction of Tenant, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

14.13   No Merger. The voluntary or other surrender or termination of this Lease by Tenant, or a mutual cancellation thereof shall not work a merger, but, at Landlord's sole option, shall either terminate all existing subleases or subtenancies or shall operate as an assignment to Landlord of all such subleases or subtenancies.

14.14   Memorandum of Lease. Tenant shall, upon request of Landlord, execute, acknowledge and deliver a short form memorandum of this Lease (and any amendment hereto or consolidation hereof), in form suitable for recording. In no event shall this Lease or any memorandum thereof be recorded without the prior written consent of Landlord, and any attempt to do so shall constitute a default by Tenant.

14.15   Survival. All of Tenant's covenants and obligations contained in this Lease shall survive the expiration or earlier termination of this Lease. No provision of this Lease providing for termination in certain events shall be construed as a limitation or restriction of Landlord's rights and remedies at law or in equity available upon a breach by Tenant of this Lease.

14.16   Financial Statements. Tenant shall deliver to Landlord, within five (5) days of Landlord's written request, detailed financial information regarding Tenant and Tenant's operation upon the Premises. Such information shall include income statements, balance sheets and other supporting statements or schedules as may be customarily prepared by Tenant in the operation of its business. Tenant's financial information shall include footnotes related to revenue mix and trends, accounts receivable, financing activity, and any additional financial matters as reasonably requested by Landlord. Landlord agrees that so long as Tenant is not in default under the Lease, said financial information shall be requested no more frequently than one (1) time in any twelve (12) month period. Tenant's failure to deliver its financial information in accordance with this paragraph shall constitute a default under the Lease.

14.17   No Joint Venture. This Lease shall not be construed to create a partnership, joint venture or similar relationship or arrangement between Landlord and Tenant hereunder.

14.18   Successors and Assigns. Except as otherwise provided herein, this Lease shall be binding upon and inure to the benefit of Landlord, its successors and assigns; and shall be binding upon and inure to the benefit of Tenant, its successors, and to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

14.19   Applicable Law. All rights and remedies of Landlord and Tenant under this Lease shall be construed and enforced according to the laws of the State of Washington. Any actions or proceedings brought under this Lease, or with respect to any matter arising under or out of this Lease, shall be brought and tried only in courts located in the County of King, Washington (excepting appellate courts). LANDLORD AND TENANT EACH WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY OF ANY CONTRACT OR TORT CLAIM, COUNTERCLAIM, CROSS-COMPLAINT, OR CAUSE OF ACTION IN ANY ACTION, PROCEEDING, OR HEARING BROUGHT BY EITHER PARTY AGAINST THE OTHER ON ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, OR TENANT'S USE OR OCCUPANCY OF THE PREMISES.

14.20   Time of the Essence. Time is of the essence of each and every covenant herein contained. If either party to this Lease, as the result of any (i) strikes, lockouts, or labor disputes; (ii) failure of power or other utilities; (iii) inability to obtain labor or materials or reasonable substitutes therefor; (iv) war, governmental action, court order, condemnation, civil unrest, riot, fire or other casualty; (v) extreme or unusual weather conditions, acts of God or unforeseen soil conditions; or (vi) other conditions similar to those enumerated in this Section beyond the reasonable control of the party obligated to perform (except for financial inability), fails punctually to perform any obligation on its part to be performed under this Lease, then such failure shall be excused and not be a breach of this Lease by the party in question but only to the extent occasioned by such event. If any right or option of either party to take any action under or with respect to this Lease is conditioned upon the same being exercised within any prescribed period of time or at or before a named date, then such prescribed period of time and such named date shall be deemed to be extended or delayed, as the case may be, for a period equal to the period of the delay occasioned by any event described above. Notwithstanding anything herein contained, however, the provisions of this Section shall not be applicable to Tenant's obligation to pay Rent under this Lease or its obligations to pay any other sums, monies, costs, charges or expenses required to be paid by Tenant hereunder.

14.21   Confidentiality. Tenant shall treat the contents of this Lease as confidential information and shall not disclose the terms and conditions hereof to other parties; provided, however, Tenant may disclose portions of the Lease to its officers, directors, employees, attorneys, architects, accountants, and other consultants and advisors to the extent such persons need to know such information provided such parties are first informed of the confidential nature of such information and each such party agrees to treat the information as confidential. In addition, the contents of this Lease may be divulged by Tenant to the extent, but only to the extent, required by law or in any administrative or judicial proceeding in which Tenant is required to divulge such information, however Tenant shall notify Landlord prior to making such disclosure. Tenant shall be responsible for any disclosure of this Lease in violation of the terms of this Section made by any person who received this Lease or learns of its terms and conditions, directly or indirectly, from Tenant.

14.22   Interpretation. Except as specifically provided otherwise in this Lease, Landlord may act in its sole and absolute discretion when required to act hereunder or when deciding to grant its approval of any Tenant act. The term, "including" shall mean "including, without limitation." Whenever Landlord has agreed to act reasonably, it shall be reasonable for Landlord to consider the financial impact of the decision on Landlord and Landlord shall be deemed to be reasonable if its action or decision is consistent with actions or decisions of other comparable institutional owners of comparable commercial projects. All indemnities contained herein shall survive termination of this Lease with respect to any act, condition or event that is the subject matter of such indemnity and that occurs prior to the Expiration Date. Notwithstanding anything herein to the contrary, all provisions of this Lease which require the payment of money or the delivery of property after the Expiration Date shall survive termination of the Lease.

14.23   Parking. Tenant shall have the right to purchase parking stickers and/or cards equal to the number of parking passes (the "Parking Passes") set forth in the Basic Lease Information Sheet. Tenant shall pay, each month in advance with the payment of Base Rent, the monthly fee per Parking Pass (the "Parking Fee"). (a) For months 1-12 of the Term, the monthly Parking Fee shall be one-hundred dollars ($100) per Parking Pass, and (b) for months 13 to 24 of the Term, the monthly Parking Fee shall be one hundred twenty-five dollars ($125) per Parking Pass, and (c) for months 25 to 39 of the Term the monthly Parking Fee shall be one hundred fifty ($150) per Parking Pass. If the Term is extended or Tenant holds over after the Term expires, the Parking Fee shall be the rate established by Landlord. In addition to the Parking Fee, Tenant shall pay any tax or assessment imposed by any governmental authority in connection with such parking privileges. If Tenant does not purchase the number of Parking Passes allocated to Tenant herein, then in addition to other remedies allowed herein, Landlord may permanently reduce the number of Parking Passes allocated to Tenant by that number. Each Parking Pass shall entitle the vehicle on which the Parking Pass is presented to park in the parking garage located beneath the Buildings (the "Garage") during Normal Office Hours on a non-preferential and non-exclusive basis. Landlord shall have exclusive control over the day-to-day operations of the Garage. No specific spaces in the Garage shall be assigned to Tenant. Landlord may make, modify and enforce reasonable rules and regulations relating to the parking of vehicles in the Garage, and Tenant shall abide by such rules and regulations and shall cause its employees and invitees to abide by such rules and regulations. In lieu of providing parking stickers or cards, Landlord may use any reasonable alternative means of identifying and controlling vehicles authorized to be parked in the Garage. Landlord may designate areas within the Garage for short term or non-tenant parking only and Landlord may change such designations from time to time. Landlord reserves the right to alter the size of the Garage and the configuration of parking spaces and driveways therein. Landlord may assign any unreserved and unassigned parking spaces and/or make all or a portion of such spaces reserved or institute any other measures, including but not limited to valet, assisted or tandem parking, that Landlord determines are necessary or desirable for tenant requirements or orderly and efficient parking.

Landlord may operate the Garage or, in its discretion, may arrange for the Garage to be operated by a third party and, for purposes of this Section 14.23, such operator shall be entitled to exercise any rights granted to Landlord under this Section. Upon request, Tenant will execute and deliver a parking agreement with the operator of the Garage on the operator's standard form of agreement. If Landlord hires a third party to operate the Garage then the monthly parking charges shall be paid to such operator at such place as the operator may direct but the parking charges shall be considered additional Rent hereunder.

14.24   Brokers. Tenant and Landlord each represent and warrant to the other that it has had no dealing with any broker or agent other than the Broker(s) identified in the Basic Lease Information Sheet. Tenant and Landlord shall each indemnify, defend and hold the other party harmless from and against any and all liabilities for commissions or other compensation or charges claimed by any other broker or agent based on dealings with the indemnifying party with respect to this Lease. The foregoing indemnity shall survive termination or earlier expiration of this Lease.

14.25   USA Patriot Act.

(a)        Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. § 1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1, et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law.

(b)        Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof.

(c)        Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time during the Lease Term shall be a material default of the Lease. Notwithstanding anything herein to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:	112TH BELLEVUE ASSOCIATES, LLC,
a Delaware limited liability company

	By:	PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Jay Fisher
Name:	Jay Fisher
Title:	Investment Director-Asset Management

By:
Name:
Title:

TENANT:	OMINT INC.,
a Nevada corporation

	By:	/s/ Ivan Braiker
	Name:	IVAN BRAIKER
	Title:	PRESIDENT & CEO

NOTE: Both parties must initial Basic Lease Information Sheet

STATE OF IOWA	)
) ss.
COUNTY OF POLK	)

On this 4 day of August, 2015, before me, a Notary Public in and for the State of Iowa, personally appeared JAY FISHER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the INVESTMENT DIRECTOR-ASSET MANAGEMENT of PRINCIPAL REAL ESTATE INVESTORS, LLC, acting in its capacity as authorized signatory for 112TH BELLEVUE ASSOCIATES, LLC, to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Kelsey Gulling
NOTARY PUBLIC in and for the State of
Iowa, residing at Des Moines
My appointment expires 8.15.16
Print Name Kelsey Gulling

STATE OF	)
) ss.
COUNTY OF	)

On this______ day of__________ , 2015, before me, a Notary Public in and for the State of _____________ personally appeared [name], personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that he was authorized to execute the instrument, and acknowledged it as the [title] of PRINCIPAL REAL ESTATE INVESTORS, LLC, acting in its capacity as authorized signatory for 112TH BELLEVUE ASSOCIATES, LLC, to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

______________________________________
NOTARY PUBLIC in and for the State of
___________, residing at__________________
My appointment expires___________________
Print Name______________________________

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

On this 30th day of July, 2015, before me, a Notary Public in and for the State of Washington, personally appeared IVAN BRAIKER, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed this instrument, on oath stated that she/he was authorized to execute the instrument, and acknowledged it as the CEO of OMINTO, INC., to be the free and voluntary act and deed of said corporation for the uses and purposes mentioned in the instrument.

IN WITNESS WHEREOF, I have hereunto set my hand and official seal the day and year first above written.

/s/ Robert Baker
NOTARY PUBLIC in and for the State of Washington,
residing at REDMOND
My appointment expires 4/13/2016
Print Name ROBERT BAKER

EXHIBIT A

PREMISES FLOOR PLAN

A-1

EXHIBIT B

LEGAL DESCRIPTION OF THE PROJECT

PARCEL A

THE SOUTH 30 FEET OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY, WASHINGTON;

EXCEPT THAT PORTION THEREOF CONVEYED TO THE CITY OF BELLEVUE BY DEED RECORDED UNDER RECORDING NUMBER 6615029; AND

EXCEPT ANY PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1 UNDER RECORDING NUMBER 6685642.

PARCEL B

THAT PORTION OF THE EAST 264 FEET OF THE WEST 434 FEET OF THE SOUTHWEST QUARTER OF THE NORTHEAST QUARTER OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY WASHINGTON;

EXCEPT THE SOUTH 30 FEET THEREOF, LYING SOUTHEASTERLY OF THE FOLLOWING LINE:

BEGINNING AT THE SOUTHWEST CORNER OF THE ABOVE-DESCRIBED PARCEL;

THENCE SOUTH 889 6'55" EAST ALONG THE SOUTH LINE THEREOF 103.65 FEET;

THENCE NORTH 73°10'26" EAST 72.90 FEET;

THENCE NORTH 54°30'00" EAST 111.33 FEET TO THE EAST LINE OF SAID PROPERTY AND THE TERMINUS OF SAID LINE;

EXCEPT ANY PORTION THEREOF CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. I UNDER RECORDING NUMBER 6685642.

PARCEL C

THE NORTH 464.40 FEET OF THE NORTHWEST QUARTER OF THE SOUTHEAST QUARTER. OF THE SOUTHEAST QUARTER OF SECTION 29, TOWNSHIP 25 NORTH, RANGE 5 EAST, WILLAMETTE MERIDIAN, IN KING COUNTY WASHINGTON;

EXCEPT THE EAST 250 FEET THEREOF; AND

EXCEPT THAT PORTION THEREOF LYING WITHIN F.A. NISONGER ROAD (112TH AVENUE NORTHEAST); AND

EXCEPT THOSE PORTIONS CONVEYED TO THE STATE OF WASHINGTON FOR SECONDARY STATE HIGHWAY NO, 2-A MIDLAKES TO KIRKLAND BY DEEDS BEARING RECORDING NUMBERS 4354524 AND 4354525; AND

EXCEPT THOSE PORTIONS CONVEYED TO THE STATE OF WASHINGTON FOR PRIMARY STATE HIGHWAY NO. 1, UNDER RECORDING NUMBERS 4927203 AND 6685642; AND

EXCEPT THAT PORTION CONVEYED TO THE CITY OF BELLEVUE BY DEED RECORDED UNDER RECORDING NUMBER 6615029; AND

EXCEPT THAT PORTION CONDEMNED BY THE CITY OF BELLEVUE IN KING COUNTY SUPERIOR COURT CAUSE NUMBER 90-2-03249-3.

B-1

EXHIBIT C

INITIAL IMPROVEMENT OF THE PREMISES

1.	Completion Schedule. Landlord shall manage construction of the Initial Improvements after the Term Commencement Date.

2.	Tenant Improvement Allowance.

(a)	Reference herein to "Initial Improvements" shall include any or all of the following work to be done in the Premises pursuant to the Tenant Improvement Plans (defined in Paragraph 3 below):

(i)	Demising the Premises and installation within the Premises of all partitioning, doors, floor coverings, ceilings, painting, millwork and similar items;

(ii)	All electrical wiring, lighting fixtures, outlets and switches, and other electrical work to be installed within the Premises, and additional panels or transformers to accommodate Tenant's requirements;

(iii)	The furnishing and installation of all duct work, terminal boxes, diffusers and accessories required for the completion of the heating, ventilation and air conditioning systems within the Premises;

(iv)	All fire and life safety control systems, such as fire walls, sprinklers, halon, fire alarms, including piping, wiring and accessories, installed within the Premises;

(v)	All plumbing, fixtures, pipes and accessories to be installed within the Premises;

(vi)	Testing and inspection costs;

(vii)	Contractor's fees, including but not limited to any fees based on general conditions; and

(viii)	Construction management by Landlord's representative for the supervision of the tenant improvement installation.

In no event, however, shall the Initial Improvements include Tenant's trade fixtures, communications systems, cabling, furniture, work stations (even if provided with a power source), or equipment (the "FF& E") even if such items are shown on the Tenant Improvement Plans.

(b)	Landlord shall pay the cost of the Initial Improvements up to the amount of the allowance set forth in the Basic Lease Information Sheet (the "Tenant Improvement Allowance"). The cost of the new paint and carpet installed in the Premises prior to the Term Commencement Date shall be deducted from the Tenant Improvement Allowance and the carpet and paint shall be considered part of the Initial Improvements. Landlord's maximum contribution towards the cost of the Initial Improvements shall be limited to the Tenant Improvement Allowance and Tenant shall be responsible for all other costs.

Landlord is not required to use the Tenant Improvement Allowance for any costs other than the following:

(i)	Payment of the cost of preparing the space plan and the Tenant Improvement Plans, including mechanical, electrical, plumbing and structural drawings and of all other aspects necessary to complete the Tenant Improvement Plans. The Tenant Improvement Allowance will not be used for the payment of extraordinary design work or extraordinary or overstandard improvements not included within the scope of Landlord's Building Standard Improvements or for payments to any other consultants, designers or architects other than Landlord's architect and/or space planner.

(ii)	The payment of plan check, permit and license fees relating to construction of the Initial Improvements.

(iii)	Construction of the Initial Improvements; provided, however, that the Tenant Improvement Allowance will not be used for Tenant Extra Improvements, if any, unless Landlord, in its reasonable discretion, agrees in writing to payment of some or all of the Tenant Extra Improvements out of the Tenant Improvement Allowance.

(iv)	A project management fee payable to Landlord equal to three percent (3%) of the total pre-tax costs of construction.

(v)	Materials and labor and other costs incurred by Landlord in the construction of the Initial Improvements.

(vi)	If the entire Tenant Improvement Allowance is not used on the items itemized above, the excess can be applied to the cost of low voltage cabling and other move related costs incurred by Tenant. Landlord shall reimburse Tenant for such costs only after all of the Initial Improvements have been completed and paid for and Tenant has submitted documentation evidencing payment of the costs for which it seeks reimbursement.

(c)	The costs of each item referenced in Paragraph 2(b) above shall be charged against the Tenant Improvement Allowance. If the cost of the Initial Improvements, as established by Landlord's final pricing schedule, exceeds the Tenant Improvement Allowance, or if any of the Initial Improvements are not to be paid out of the Tenant Improvement Allowance as provided in Paragraph 2(b) above, the excess shall be paid by Tenant to Landlord upon demand and Landlord may delay commencement of construction of the Initial Improvements until such payment is received. Alternatively, Landlord may bill Tenant for Tenant's share of the costs upon completion of construction in which case Tenant shall pay such sum upon demand.

(d)	After the Tenant Improvement Plans have been prepared and a price established by Landlord, if Tenant requests any changes or substitutions to the Tenant Improvement Plans, any additional costs related thereto shall be paid by Tenant to Landlord upon demand and Landlord may delay implementation of such changes until such payment is received. Landlord shall have the right to decline Tenant's request for a change to the Tenant Improvement Plans if such changes are inconsistent with the provisions of Paragraph 3 and 4 below, or if the change would, in Landlord's opinion, unreasonably delay construction of the Initial Improvements.

(e)	Any unused portion of the Tenant Improvement Allowance upon completion of the Initial Improvements shall not be refunded to Tenant or be available to Tenant as a credit against any obligations of Tenant under the Lease.

3.	Tenant Improvement Plans. Immediately after the execution of the Lease, Tenant shall meet with Landlord's architect and/or space planner for the purpose of promptly finalizing a space plan for the layout of the Premises. Based upon such space plan, Landlord's architect shall prepare final working drawings and specifications for the Initial Improvements. Such final working drawings and specifications are referred to herein as the "Tenant Improvement Plans." The Tenant Improvement Plans must be consistent with the Building Standard Improvements.

4.	Tenant Extra Improvements. Landlord shall permit Tenant to select Tenant Extra Improvements, provided that (a) the deviations shall not be of a lesser quality than the Building Standard Improvements; (b) the total lighting for the Premises shall not exceed 1.65 watts per square foot of net Rentable Area in the Premises; (c) the deviations conform to applicable governmental regulations and necessary governmental permits and approvals have been secured; (d) the deviations do not require building service beyond the levels normally provided to other tenants in the Project; and (e) Landlord has determined in its sole discretion that the deviations are of a nature and quality that are consistent with the overall objectives of Landlord for the Project.

Any Tenant Extra Improvements made shall remain on and be surrendered with the Premises upon expiration of the Term, except that Landlord may elect to require Tenant to remove any Tenant Extra Improvements which may have been made to the Premises, however, Landlord must notify Tenant at the time Tenant requests such Tenant Extra Improvements whether Landlord will require their removal. If Landlord so elects, at its own cost Tenant shall restore the Premises to the condition designated by Landlord in its election, before the last day of the Term. Tenant agrees that, notwithstanding anything to the contrary contained in the Lease, if Tenant, with Landlord's approval, elects to install package HVAC units and/or lighting not included in the Building Standard Improvements, Tenant will be solely responsible throughout the Term to maintain and repair and if necessary to replace such items at its sole cost.

5.	Final Pricing and Drawing Schedule. After the preparation of the space plan and after Tenant's approval thereof, Landlord shall cause its architect to prepare and submit to Tenant the Tenant Improvement Plans. The Tenant Improvement Plans shall be approved by Landlord and Tenant and shall thereafter be submitted to the appropriate governmental body by Landlord's architect for plan checking and the issuance of a building permit. Landlord, with Tenant's cooperation, shall cause to be made to the Tenant Improvement Plans any changes necessary to obtain the building permit. Concurrent with the plan checking, Landlord shall have prepared a final pricing for Tenant's approval, taking into account any modifications which may be required to reflect changes in the Tenant Improvement Plans required by the City or County in which the Premises are located. After final approval of the Tenant Improvement Plans, no further changes may be made by Tenant without the prior written approval from Landlord, and then only after agreement by Tenant to pay any excess costs resulting from the design and/or construction of such changes. Tenant acknowledges that any such changes shall be subject to the terms of Paragraph 7 below.

6.	Construction of Initial Improvements. After the Tenant Improvement Plans have been prepared and approved, the final pricing has been approved and a building permit for the Initial Improvements has been issued, Landlord shall cause its contractor to begin installation of the Initial Improvements in accordance with the Tenant Improvement Plans. Landlord shall supervise the completion of such work. The cost of such work shall be paid as provided in Paragraph 2 above. Landlord shall not be liable for any damages, whether direct or consequential, as a result of delays in construction from any cause whatsoever. Landlord may at any time and from time to time during the construction of the Initial Improvements, make any changes to the Tenant Improvement Plans necessary (a) to obtain any permit, (b) to comply with all applicable Laws, (c) to achieve the compatibility, as reasonably determined by Landlord, of the Tenant Improvements with existing construction and building systems, (d) to avoid impairing or voiding any third-party warranties, or (e) to respond to any redesign requests from the contractor to adapt to existing conditions or to respond to any inadequacy, error, omission or other deficiency in the Tenant Improvement Plans.

7.	Completion and Rent Commencement Date. The commencement of the Term of the Lease and Tenant's obligation for the payment of rent under the Lease shall not be affected by the schedule for completion of the Initial Improvements. Within three (3) business days after substantial completion of the Initial Improvements, Landlord, Tenant, and the architect and/or contractor shall prepare a punch-list which shall consist of the items that have not been, but should have been, finished or furnished by Landlord prior to such date. Failure to timely notify Landlord of any known deficiencies or deficiencies that could have been identified by a punch list inspection shall be conclusive evidence that the Premises was in the condition required hereunder. Landlord shall complete and furnish all punch-list items and the cost thereof shall be included in the cost of the Initial Improvements. Failure to complete the punch-list shall be deemed to be Tenant's acceptance of the Premises. Tenant shall permit Landlord and its contractors to have access to the Premises to make any necessary corrections or adjustments. The Initial Improvements shall be deemed substantially complete notwithstanding the fact that minor details of construction, mechanical adjustments or decorations which do not materially interfere with Tenant's use and enjoyment of the Premises remain to be performed (items normally referred to as "Punch List" items).

8.	Intentionally omitted.

9.	Force Majeure. Landlord shall have no liability whatsoever to Tenant on account of the inability or delay of Landlord in fulfilling any of Landlord's obligations under this Work Letter by reason of strike, other labor trouble, governmental controls in connection with a national or other public emergency, or shortages of fuel, supplies or labor resulting therefrom or any other cause, whether similar or dissimilar to the above, beyond Landlord's reasonable control. If this Work Letter specifies a time period for performance of an obligation of Landlord, that time period shall be extended by the period of any delay in Landlord's performance caused by any of the events of force majeure described above.

10.	FF&E. If Tenant has provided proof of all insurance required by Landlord from Tenant and its contractors, Tenant shall have the right to enter the Premises to install Tenant's FF&E and otherwise prepare the Premises for occupancy. Tenant's FF&E shall be installed in a manner that conforms with Landlord's contractor's and its subcontractors' schedules for completion of the Initial Improvements and may not interfere with or delay the Initial Improvements.

(a) Site Rules. All contractors, subcontractors and materialmen installing Tenant's FF&E shall be subject to prior approval by Landlord (which shall not be unreasonably withheld, conditioned or delayed) and shall be subject to the administrative supervision of Landlord and any construction rules or regulations imposed by Landlord. Tenant shall ensure that the parties performing Tenant's FF&E maintain harmonious labor relations. All contractors, subcontractors and materialmen shall take all necessary steps to insure, so far as may be possible, the progress of the work without interruption on account of strikes, work stoppage or similar causes for delay. If Tenant's contractors or subcontractors do not promptly cause any pickets to be withdrawn and any other disruptions to the operations of the Project or Landlord's contractor's work promptly to cease, or if Landlord notifies Tenant that Landlord has in good faith concluded that picketing or other disruptive activities are an imminent threat, Tenant shall immediately cause the withdrawal from the job of all its contractors, subcontractors or materialmen involved in the dispute.

(b) Insurance. Tenant shall cause Tenant's contractor and all subcontractors to maintain such insurance as Landlord requires. Tenant should consult with Landlord's property manager for insurance requirements. Landlord, its property manager, and such other parties as reasonably designated by Landlord, shall be named as additional insureds on a primary and noncontributory basis under the commercial general liability policies and shall provide that such coverage shall be primary and non-contributing with any insurance maintained by Landlord. Tenant shall provide, or cause its contractors to provide, certificates evidencing such insurance prior to any Tenant's FF&E being installed at the Premises.

11.	Designation of Construction Representatives. Tenant designates Tom Virgin as its representative in connection with the design and construction of the Initial Improvements and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant. Tenant may change its construction representative upon delivery of at least five (5) days prior written notice.

EXHIBIT D

RULES AND REGULATIONS

The following rules and regulations shall apply to the Premises, the Building, the parking garage associated therewith (if any), the Property and the appurtenances thereto:

1.        The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, shall be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access by persons with whom tenants normally deal in the ordinary course of their business, unless such persons are engaged in illegal activities. No tenant and no employees of any tenant shall go upon the roof of the Building without the written consent of Landlord.

2.        No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord. No hanging planters, television sets or other objects shall be attached to or suspended from ceilings without the prior written consent of Landlord. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door, without the prior written consent of Landlord. Except as otherwise specifically approved by Landlord, all electrical ceiling fixtures hung in offices or spaces along the perimeter of the Building must be fluorescent, of a quality, type, design and bulb color approved by Landlord.

3.       No sign, advertisement or notice shall be exhibited, painted or affixed by any tenant on any part of, or so as to be seen from the outside of, a tenant's premises or the Building without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without any liability, arid may charge the expense incurred in such removal to the tenant violating this rule. Interior signs on doors and walls shall be inscribed, painted or affixed for each tenant by Landlord at the expense of such tenant, and shall be of a size, color, location and style acceptable to Landlord.

4.       The wash room partitions, mirrors, wash basins and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damage resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

5.       No tenant shall mark, paint, drill into, or in any way deface any part of its premises or the Building. No boring, cutting or stringing of wires or laying of linoleum or other similar floor coverings shall be permitted except with the prior written consent of Landlord and as Landlord may direct.

6.        No vending machines or animals of any kind (except for service animals protected by law) shall be brought into or kept in any Building or any tenant's premises and no cooking shall be done or permitted by any tenant in its premises except that the preparation of coffee, tea, hot chocolate and similar items for the tenant and its employees and business visitors shall be permitted. No tenant shall cause or permit any unusual or objectionable odors to escape from its premises. Bicycles and vehicles are permitted only in the Garage and may not be brought into any Building or elevator.

7.       No tenant's premises shall be used for manufacturing or for the storage of merchandise except as such storage may be incidental to the use of such premises for general office purposes. No tenant shall occupy or permit any portion of its premises to be occupied as an office for a public stenographer or typist, or for the manufacture or sale of liquor, narcotics, or tobacco in any form, or as a medical office, or as a barber shop, manicure shop or employment agency. No tenant shall engage or pay any employees on its premises except those actually working for such tenant on its premises, nor advertise for laborers giving an address at its premises. No tenant's premises shall be used for lodging or sleeping or for any immoral or illegal purposes.

 8.       No tenant shall make, or permit to be made, any unseemly or disturbing noises, sounds or vibrations, or disturb or interfere with occupants of this or neighboring buildings or premises or those having business with them, whether by the use of any musical instrument, radio, phonograph, unusual noise, or in any other way.

9.       No tenant shall throw anything out of doors or down the passageways.

10.      No tenant shall at any time bring or keep upon its premises any inflammable, combustible or explosive fluid, chemical or substance. No tenant shall do or permit anything to be done in its premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on the Building or on the property kept therein, or obstruct or interfere with the rights of other tenants, or in any way injure or annoy them, or conflict with the regulations of the fire department or the fire laws, or with any insurance policy upon the Building or any part thereof, or with any rules and ordinances established by the local health authority or other governmental authority.

11.      No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. Each tenant must, upon the termination of its tenancy, restore to Landlord all keys of stores, offices, and toilet rooms, whether furnished to or otherwise procured by tenant, and in the event of the loss of any keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such a change.

 12.      All removals, or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours which Landlord may establish from time to time. The moving of safes or other fixtures or bulky matter of any kind must be made upon previous notice to the manager of the Building and under his supervision, and the persons employed by any tenant for such work must be acceptable to Landlord. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building. Landlord reserves the right to prohibit or impose conditions upon the installation of heavy objects which might overload the Building floors.

13.      No tenant shall purchase or otherwise obtain for use in its premises, water, ice, towel, vending machine, janitorial, maintenance or other services of any kind except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

14.       Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as an office building. Upon written notice from Landlord, any tenant shall refrain from or discontinue such advertising.

15.      Landlord reserves the right to exclude from the Building between the hours of 6 p.m. and 8 a.m. and at all hours of Saturdays, Sundays and legal holidays all persons who do not possess a security system access card. Landlord shall furnish cards to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom he requests cards and shall be liable to Landlord for all acts of such persons. Landlord reserves the right to require a security deposit for access cards and to charge a fee for replacing lost cards. Nothing in this Paragraph 15 shall limit Landlord's right to control and prevent access under Paragraph 1 above.

16.      Any persons employed by any tenant to do janitorial work, shall, while in the Building and outside of the tenant's premises, be subject to and under the control and direction of the manager of the Building (but not as an agent or servant of said manager or of Landlord, and the tenant shall be responsible for all acts of such persons).

17.       All doors opening into public corridors or lobbies shall be kept closed, except when in use for ingress and egress.

18.       The requirements of tenants will be attended to only upon application to the building manager's office.

19.      Canvassing, soliciting and peddling in the Building, unless approved by Landlord, are prohibited and each tenant shall cooperate to prevent the same.

20.      All office equipment of any electrical or mechanical nature shall be placed by tenants in their premises in settings approved by Landlord, so as to absorb or prevent any vibration, noise or annoyance to other tenants.

21.      No air conditioning unit or other similar apparatus shall be installed or used by any tenant without the written consent of Landlord.

22.      There shall not be used in any space, or the public halls of the Building, either by tenants or others, any hand trucks except those equipped with rubber tires and side guards.

23.      Landlord will direct electricians as to where and how communications wires and cabling are to be introduced. No boring or cutting for wires or stringing of wires or cable will be allowed without written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to premises shall be subject to the approval of Landlord.

24.      All parking areas, pedestrian walkways, plazas and other public areas forming a part of the Building shall be under the sole and absolute control of Landlord with the exclusive right to regulate and control these areas. Tenant agrees to conform to the rules and regulations that may be established by Landlord for these areas from time to time which rules may be posted in the Garage or provided to Tenant in writing.

25.       Landlord shall have the right, exercisable without notice and without liability to Tenant, to change the name and street address of the Building of which the Premises are a part.

26.      Landlord shall have the right to control and operate the public portions of the Building, and the public facilities, and heating and air conditioning, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally.

27.      The sashes, sash doors, skylights, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by any tenant, nor shall any bottles, parcels or other articles be placed on the windowsills. Tenant shall see that the windows, transoms and doors of the premises are closed and securely locked before leaving the Building and must observe care not to leave windows open when it rains. Tenant shall exercise extraordinary care and caution that all water faucets or water apparatus are entirely shut off before tenant or tenant's employees leave the Building, and that all electricity, gas or air shall likewise be carefully shut off, so as to prevent waste or damage. Tenant shall cooperate with Landlord in obtaining maximum effectiveness of the cooling system by closing drapes when the sun's rays fall directly on the windows of the Premises. Tenant shall not tamper with or change the setting of any thermostats or temperature control values.

28.      The scheduling of tenant move-ins shall be subject to the reasonable discretion of Landlord.

29.      The term "personal goods or services vendors" as used herein means persons who periodically enter the Building for the purpose of selling goods or services to a tenant, other than goods or services which are used by the tenant only for the purpose of conducting its business on the Premises. "Personal goods or services" include, but are not limited to, drinking water and other beverages, food, barbering services, and shoe shining services. Landlord reserves the right to prohibit personal goods and services vendors from access to the Building except upon such reasonable terms and conditions, including, but not limited to, the payment of a reasonable fee and provision for insurance coverage, as are related to the safety, care and cleanliness of the Building, the preservation of good order therein, and the relief of any financial or other burden on the Landlord occasioned by the presence of such vendors or the sale by them of personal goods or services to the Tenant or its employees. if necessary for the accomplishment of these purposes, Landlord may exclude a particular vendor entirely or limit the number of vendors who may be present at any one time in the Building.

30.      Landlord may at any time revoke, supplement or modify these Rules and Regulations, or any portion thereof; whenever in Landlord's sole opinion such changes are required for the care, cleanliness, safety or preservation of good order in the Building. All such changes shall be effective five (5) days after delivery to tenant of written notice thereof, except in the event of emergency, in which event they shall be effective immediately upon notice to tenant

31.      Tenant shall not place, install or operate on the Premises or in any part of the Building, any engine, stove, or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Premises any explosives, gasoline, kerosene, oil, acids, caustics, or any other inflammable, explosive, or hazardous material without the prior written consent of Landlord.

32.      Landlord will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from the Premises or from the Public rooms, regardless of whether such loss occurs when the area is locked against entry.

33.      Except for service animals protected by law, no birds or animals shall be brought onto the Project, and no bicycles or vehicles shall be brought into or kept in the Building.

34.      No draperies, shutters, or window coverings shall be installed on exterior windows or on windows or doors facing public corridors without landlord's prior written approval.

35.      Employees of Landlord shall not receive or carry messages for or to any tenant or other occupant on the Property, nor shall they contract to render free or paid services to any tenant or any tenant's agents, employees, or invitees; if any of Landlord's employees perform any such services, such employees shall be deemed the agent of the tenant for whom the services are being performed, regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from any and all liability for any injury to persons or damage to property (or any other damages) in connection with any such services.

36.      Directories will be placed by Landlord, at its own expense, in conspicuous places in the Building. No other directories shall be permitted, unless previously consented to by Landlord in writing.

37.      Tenant shall place, affix, or attach on any door or wall of the Building exposed to the public only those identification markers and other signs pre-approved by Landlord as to styled, size, lettering and color. Landlord reserves the right to place any such identification markers and signs on Tenant's doors and walls and the cost thereof shall be billed to Tenant.

EXHIBIT E

SAMPLE FORM OF

LEASE COMMENCEMENT CERTIFICATE

Re:      [Tenant]

[Suite No.]

One Twelfth @ Twelfth

___________________

Bellevue, Washington

This is to certify that pursuant to the terms of that certain Office Lease Agreement dated as of _____________ , between [Tenant's Name] ("Tenant") and 112th Bellevue Associates, LLC, Tenant has taken possession of Premises described above. Tenant hereby certifies and agrees that the following information is true and correct:

1. Term Commencement Date: _____________________________

2. Expiration Date: _____________________________

3. Net Rentable Area of Premises: _____________________________

4. Security Deposit Paid: _____________________________

5. Total Prepaid Rent: _____________________________

6. Months to Which Prepaid Rent Applies: _____________________________

7. Attached hereto is a the Insurance Certificate required by Article 11 of the Lease

[Name of Tenant]

By:____________________________

Name:__________________________

Title:___________________________

Date:___________________________

 E-1